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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                            ------------------------

                                    FORM 8-K

                                ---------------

              /X/  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: JULY 21, 2000

                            ------------------------

                       Commission File Number: 000-21571

                               TMP WORLDWIDE INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                      13-3906555
       (State or other jurisdiction of                         (IRS Employer
       incorporation or organization)                       Identification No.)

              1633 BROADWAY, 33RD FLOOR, NEW YORK, NEW YORK 10019
              (Address of principal executive offices) (Zip Code)

                         ------------------------------

                                 (212) 977-4200
              (Registrant's telephone number, including area code)

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
                      TMP WORLDWIDE INC. AND SUBSIDIARIES

ITEM 5. OTHER EVENTS (IN THOUSANDS, EXCEPT SHARE AMOUNTS).

    During the period of January 1, 2000 through March 31, 2000, TMP Worldwide Inc. and subsidiaries ("TMP" or the "Company") consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock of each entity for a total of 1,699,123 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "First Quarter 2000 Mergers"):

                                                                                    NUMBER OF
ENTITY                            BUSINESS SEGMENT           ACQUISITION DATE   TMP SHARES ISSUED
------                    ---------------------------------  -----------------  -----------------
HW Group PLC............  Selection & Temporary Contracting  February 16, 2000        715,769
Microsurf, Inc..........  Interactive                        February 16, 2000        684,462
Burlington Wells,         Selection & Temporary Contracting  February 29, 2000         52,190
  Inc...................
Illsley Bourbonnais.....  Executive Search                   March 1, 2000            246,702

    During the period of April 1, 2000 through June 30, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock of each entity for a total of 3,117,169 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "Second Quarter 2000 Mergers"):

                                                                                    NUMBER OF
ENTITY                            BUSINESS SEGMENT           ACQUISITION DATE   TMP SHARES ISSUED
------                    ---------------------------------  -----------------  -----------------
System One Services,
  Inc...................  Selection & Temporary Contracting  April 3, 2000          1,022,257
GTR Advertising.........  Recruitment Advertising            April 4, 2000             54,041
Virtual Relocation.com,
  Inc...................  Interactive                        May 9, 2000              947,916
Business Technologies
  Ltd...................  Interactive                        May 17, 2000             205,703
Simpatix, Inc...........  Interactive                        May 31, 2000             152,500
Rollo Associates, Inc...  Executive Search                   May 31, 2000             110,860
Web Technology Partners,
  Inc...................  Interactive                        May 31, 2000             623,892

    The Company's consolidated financial statements have been retroactively restated (a) as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, to reflect the consummation of the First Quarter 2000 Mergers and the Second Quarter 2000 Mergers (collectively, the "First Half 2000 Mergers") and (b) as of March 31, 2000 and 1999 and for the three months ended March 31, 2000 and 1999 to reflect the consummation of the Second Quarter 2000 Mergers. Accordingly, the supplemental consolidated financial statements included herein as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999 have been retroactively restated to reflect the First Half 2000 Mergers, as if the combining companies had been consolidated for all periods presented. The supplemental consolidated condensed financial statements as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 have been retroactively restated to reflect the Second Quarter 2000 Mergers, as if the combining companies had been consolidated for all periods presented. As a result, the financial position, and statements of income (loss), comprehensive income (loss) and cash flows are presented as if the combining companies had been consolidated for all periods presented. In addition, the supplemental consolidated statements of stockholders' equity reflect the accounts of TMP as if the additional common stock issued in connection with each of the aforementioned combinations included in the First Half 2000 Mergers had been issued for all periods when each of the related companies had issued shares and for the amounts that reflect the exchange ratios of the mergers.

    In accordance with generally accepted accounting principles, the supplemental consolidated financial statements will become the historical financial statements of the Company upon issuance of the financial statements for the period that includes the consummation of the Second Quarter 2000 Mergers.

    In the supplemental consolidated balance sheets, the balance sheets of TMP as of March 31, 2000, have been combined with those of the Second Quarter 2000 Mergers and those as of December 31, 1999 and 1998 have been combined with those of the First Half 2000 Mergers all as of March 31, 2000 and December 31, 1999 and 1998 except for the following: Illsley Bourbonnais, for which the balance sheets as of January 31, 2000 and 1999 are combined with those of TMP as of December 31, 1999 and 1998, respectively; Business Technologies Ltd. ("BTL"), for which the balance sheets as of July 31, 1999 and 1998 are combined with those of TMP as of December 31, 1998 and 1998, respectively; HW Group PLC ("HW"), for which the balance sheet as of March 31, 1999 is combined with that of TMP as of December 31, 1998.

    The supplemental consolidated statements of income (loss) combine the results of TMP for the three months ended March 31, 2000 and 1999 with those of the Second Quarter 2000 Mergers and each year in the three year period ended December 31, 1999 with those of the First Half Mergers all for the same periods except for the following: Illsley Bourbonnais, for which the statements of income (loss) for the years ended January 31, 2000, 1999 and 1998 are included in the statements of income (loss) for the years ended December 31, 1999, 1998 and 1997, respectively; BTL, for which the statements of income (loss) for the years ended July 31, 1999, 1998 and 1997 are included in the statements of income (loss) for the years ended December 31, 1999, 1998 and 1997, respectively; HW, for which the statements of income (loss) for the years ended March 31, 1999 and 1998 are included in the statements of income (loss) for the years ended December 31, 1998 and 1997, respectively.

    The results of Illsley Bourbonnais for the month ended January 31, 2000 are included in both the supplemental consolidated statements of income (loss) for the year ended December 31, 1999 and in the supplemental consolidated condensed statement of income (loss) for the three months ended March 31, 2000. Therefore the following amounts have been included in both periods: (a) commissions and fees of $1,019 and (b) net income of $285, with no impact on net income (loss) per share. Additionally, due to immateriality, the results of BTL for the period August 1, 1999 through December 31, 1999 of $314 in commissions and fees and $50 in net income have not been included in the supplemental consolidated statement of income (loss) for the year ended December 31, 1999 because the results of BTL for the fiscal year ended July 31, 1999 were combined with the supplemental consolidated statement of income (loss) of TMP for the year ended December 31, 1999. In addition, the results of HW Group Ltd., for the three months ended March 31, 1999 are included in the supplemental consolidated statements of income (loss) in both years ended December 31, 1999 and 1998, and the effects on both periods on (a) commissions and fees was $11,075, (b) net income was $1,893 and (c) diluted earnings per share was $0.02.

    The Company has prepared and included herein, a "Supplemental Management's Discussion and Analysis of Financial Condition and Results of Operations" to accompany the supplemental consolidated financial statements. The supplemental consolidated financial statements, including the notes thereto, should be read in conjunction with TMP's historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1999.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    STATEMENTS IN THIS CURRENT REPORT ON FORM 8-K CONCERNING OUR BUSINESS OUTLOOK OR FUTURE ECONOMIC PERFORMANCE, ANTICIPATED PROFITABILITY, GROSS BILLINGS, COMMISSIONS AND FEES, EXPENSES OR OTHER FINANCIAL ITEMS AND STATEMENTS CONCERNING ASSUMPTIONS MADE OR EXCEPTIONS AS TO ANY FUTURE EVENTS, CONDITIONS, PERFORMANCE OR OTHER MATTERS ARE "FORWARD-LOOKING STATEMENTS" AS THAT TERM IS DEFINED UNDER THE FEDERAL SECURITIES LAWS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES, AND OTHER FACTORS WHICH WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SUCH STATEMENTS. SUCH RISKS, UNCERTAINTIES AND FACTORS INCLUDE, BUT ARE NOT LIMITED TO, (I) WE MAY NOT BE ABLE TO MANAGE OUR GROWTH, (II) OUR SUCCESS DEPENDS ON THE VALUE OF OUR BRANDS, PARTICULARLY MONSTER.COM(SM), (III) THE ACCEPTANCE AND EFFECTIVENESS OF INTERNET ADVERTISING IS UNPROVEN, (IV) WE FACE RISKS RELATING TO DEVELOPING TECHNOLOGY, INCLUDING THE INTERNET, (V) WE DEPEND ON TRADITIONAL MEDIA, (VI) WE ARE VULNERABLE TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS BROUGHT AGAINST US BY OTHERS, (VII) THE POTENTIAL IMPACT OF THIRD-PARTY LITIGATION ON OUR AGREEMENT WITH AOL, (VIII) COMPUTER VIRUSES MAY CAUSE OUR SYSTEMS TO INCUR DELAYS OR INTERRUPTIONS, (IX) INTERNET USERS MAY NOT ACCEPT OUR INTERNET CONTENT, (X) WE FACE RISKS ASSOCIATED WITH OUR ACQUISITION STRATEGY, (XI) OUR MARKETS ARE HIGHLY COMPETITIVE, (XII) OUR OPERATING RESULTS FLUCTUATE FROM QUARTER TO QUARTER,
(XIII) THE EFFECT OF GLOBAL ECONOMIC FLUCTUATIONS, (XIV) WE DEPEND ON OUR CONSULTANTS, (XV) OUR CONSULTANTS MAY DEPART WITH EXISTING EXECUTIVE SEARCH CLIENTS, (XVI) WE FACE RISKS MAINTAINING OUR PROFESSIONAL REPUTATION AND BRAND NAME, (XVII) WE FACE RESTRICTIONS IMPOSED BY OFF-LIMITS ARRANGEMENTS, (XVIII) WE FACE RISKS RELATING TO OUR FOREIGN OPERATIONS, (XIX) WE DEPEND ON OUR KEY PERSONNEL, (XX) WE ARE CONTROLLED BY A PRINCIPAL STOCKHOLDER, (XXI) THE EFFECTS OF ANTI-TAKEOVER PROVISIONS COULD INHIBIT OUR ACQUISITION, (XXII) THERE MAY BE VOLATILITY IN OUR STOCK PRICE, (XXIII) WE FACE RISKS ASSOCIATED WITH GOVERNMENT REGULATION AND (XXIV) WE HAVE NEVER PAID CASH DIVIDENDS.

OVERVIEW

    TMP Worldwide Inc. ("TMP" or the "Company"), through its flagship Interactive product, Monster.com(sm) (www.monster.com), is the on-line recruitment leader. TMP is also the world's largest Recruitment Advertising agency network, one of the world's largest Executive Search, Selection and Temporary Contracting agencies, the world's largest Yellow Pages Advertising agency, a provider of full service interactive advertising and interactive marketing technology services, and a provider of online moving services.

    Our Interactive growth is attributable to increased sales of our Internet products, expansion of our Interactive businesses into certain European countries, migration of our traditional businesses to the Internet and the addition of new Interactive services. Monster.com(sm) is the leading global career portal on the Web with over 15.2 million unique visits per month as of May 2000 per Nielson I/Pro. The Monster.com(sm) global network consists of local language and content sites in the United States, Canada (French and English), United Kingdom, Ireland, France, Germany, the Netherlands, Belgium, Australia, New Zealand, Singapore and Hong Kong.

    A substantial part of our growth in Recruitment Advertising, Selection & Temporary Contracting and Yellow Page Advertising has been achieved through acquisitions accounted for as purchases. For the period January 1, 1997 through March 31, 2000 we completed 59 such acquisitions, with estimated annual gross billings of approximately $480.4 million. Given the significant number of acquisitions affecting the periods presented, the results of operations from period to period may not necessarily be comparable.

    Furthermore, during the six months ended June 30, 2000, we completed eleven mergers that are being accounted for as poolings of interests (the "First Half 2000 Pooled Companies"). Approximately 4.8 million shares of our common stock were issued in exchange for all of the outstanding common stock of the First Half 2000 Pooled Companies (the "First Half 2000 Mergers"). Accordingly, the consolidated financial statements for the periods ended December 31, 1999, 1998 and 1997 included herein have been retroactively restated as if the First Half 2000 Pooled Companies had been consolidated for all periods presented, and the financial statements as of and for the quarters ended March 31, 2000 and 1999 have been retroactively restated as if the Second Quarter Pooled Companies had been consolidated from January 1, 2000 and 1999.

    Gross billings refers to billings for advertising placed on the Internet, in newspapers and telephone directories by our clients, and associated fees for related services. In addition, Executive Search fees, Selection fees, and net fees from Temporary Contracting services are also part of gross billings. Gross billings for Recruitment Advertising and Yellow Page Advertising are not included in our consolidated financial statements because they include a substantial amount of funds that are collected from our clients but passed through to publishers for advertisements. However, the trends in gross billings in these two segments directly impact the commissions and fees earned because, for these segments, we earn commissions based on a percentage of the media advertising purchased at a rate established by the related publisher. We also earn associated fees for related services; such amounts are also included in gross billings. Publishers and third party websites typically bill us for the advertising purchased and we in turn bill our clients for this amount and retain a commission. Generally, the payment terms for Yellow Page Advertising clients require payment to us prior to the date payment is due to the publishers. The payment terms with Recruitment Advertising clients typically require payment when payment is due to publishers. Historically, we have not experienced substantial problems with unpaid accounts.

    Commissions and fees related to our Interactive businesses are derived from:

    - job postings and access to the resume database and related services delivered via the Internet, primarily our own Web site, www.monster.com(sm);

    - searches for permanent and temporary employees, at the executive and professional levels, and related services conducted through the Internet;

    - Internet advertising services provided to our Yellow Page Advertising clients;

    - the providing of interactive advertising services and technologies, which allow advertisers to measure and track sales, repeat traffic and other key statistics to enable such advertisers to greatly reduce costs, while driving only the most qualified users to their web sites and

    - online moving services, primarily on our own Web site, www.monstermoving.com-SM-.

    MonsterMoving.com-SM- (www.monstermoving.com) provides important relocation information and services to Monster.com-SM-'s job seeker and employer community, which averages over 3.9 million unique visitors and over 15.2 million unique visits per month. According to the U.S. Census Department 1997 Study, approximately 20% of the general U.S. population is relocating at any point in time. As a result, we believe the correlation of moving and changing jobs makes this percentage even higher and, therefore, that these additional relocation services will be highly valued by Monster.com's audience and customer base.

    MonsterMoving.com-SM-, currently through the individual properties the Company acquired in 2000 (primarily Virtual Relocation.com, Inc. and Microsurf, Inc.), is already one of the Internet's most comprehensive providers of moving-related analytical tools, and features information that addresses the entire relocation process. This information includes new residence listings, community maps, education summaries, mortgage quotes, moving quotes, insurance quotes, address and utility change services, and home repair and maintenance information.

    MonsterMoving.com-SM-, which is scheduled to be launched as a new site in the third quarter of 2000, will be directly accessible to Monster.com-SM-'s large base of consumer traffic through URL links and promotions on Monster.com. In addition, the cross-selling of MonsterMoving.com-SM-'s services has started with the Company's other divisions and will provide an important new advertising venue for moving-related clients, particularly in the Yellow Page Advertising division, where over 30% of our Yellow Page revenues are derived from the moving services industry, including van lines, truck rentals and home services.

    For Recruitment Advertising placements in the U.S., publisher commissions historically average 15% of recruitment advertising gross billings. We also earn fees from related services such as campaign development and design, retention and referral programs, resume screening, brochures and other collateral services, research and other creative and administrative services. Outside of the U.S., where, collectively, we derive the majority of our Recruitment Advertising commissions and fees, our commission rates for recruitment advertising vary, historically ranging from approximately 10% in Australia to 15% in Canada and the United Kingdom.

    Executive Search offers an advanced and comprehensive range of services aimed at identifying the appropriate senior executive for our clients. Such senior executives typically earn in excess of $250,000 annually. Our specialized services include identification of candidates, competence measurement, assessment of candidate/company cultural fit and transaction negotiation and closure.

    Selection & Temporary Contracting offers placement services for executives and professionals in mid-level and temporary positions, as well as for specific short-term projects. Our Selection business provides services similar to our Executive Search business, and focuses on mid-level professionals or executives, who typically earn between $75,000 and $150,000, annually. Our Temporary Contracting business provides contract employees primarily in Australia, New Zealand, the United Kingdom and the U.S.

    We believe that our Executive Search and Selection & Temporary Contracting services are helping to broaden the universe of both job seekers and employers who utilize Monster.com(sm). Through the use of Monster.com(sm), Recruitment Advertising, Selection & Temporary Contracting and Executive Search, we believe that we can accommodate all of our clients' employee recruitment needs, which is our "Intern to CEO" strategy.

    We design and execute Yellow Page Advertising, receiving an effective commission rate from directory publishers which historically approximated 20% of Yellow Page Advertising gross billings. Gross billings increased $34.5 million or 6.9% to $532.3 million in 1999 from $497.8 million in 1997. However, due to reductions in commission rates by the publishers and higher discounts provided to clients, the rate has declined and for 1999 was approximately 19% and has declined to approximately 17.5% by March 31, 2000. Consequently, commissions and fees declined $2.6 million or 2.5% to $101.3 million in 1999 from $103.9 million in 1997. In addition to base commissions, certain yellow pages publishers pay increased commissions for volume placement by advertising agencies. We typically recognize this additional commission, if any, in the fourth quarter when it is certain that such commission has been earned. No such amounts were reported in the fourth quarter of 1999 due to the aggressive objectives set by the publishers, and the Company does not foresee achieving these aggressive goals in the future.

    Interactive commissions and fees were $70.8 million for the quarter ended March 31, 2000, an increase of $48.4 million or 216.6% over the first quarter of 1999, which had Interactive commissions and fees of $22.4 million. This growth reflects an increase in the acceptance of our Interactive products and services by existing and new clients and the effect of increased sales and marketing activities. Recruitment Advertising commissions and fees were flat at $46.5 million for the three months ended March 31, 2000 versus $46.4 million for the first quarter of 1999 reflecting modest growth in traditional billings of 0.2% and a reduced amount of higher margin collateral work. Selection & Temporary Contracting commissions and fees were $77.8 million, up $20.4 million or 35.5% from $57.4 million for the period ended March 31, 1999. The increase reflects the increased demand for professional level employees worldwide, particularly in mid-level management positions (annual salaries ranging from $75,000 to $150,000) and the resumption of strong demand for temporary employees in Australia, particularly in the information technology sector. Executive Search commissions and fees were $39.0 million for the three months ended March 31, 2000, a decrease of $2.5 million or 6.0% from $41.5 million for the comparable three months of 1999, due primarily to the decrease, as anticipated, in consultants at LAI Worldwide, Inc. ("LAI") (many of whom would have been deemed redundant as a consequence of the merger), in the second quarter of 1999, in anticipation of the merger with TMP. Yellow Page Advertising billings increased 11.0% to $133.2 million for the quarter ended March 31, 2000. However, Yellow Page Advertising commissions and fees decreased 2.1% to $23.3 million for the first quarter of 2000 compared to $23.8 million for the prior year period, reflecting substantially reduced commissions paid by publishers and the effects of higher discounts provided to certain large clients. Total commissions and fees as a percent of related billings for the first quarter ended March 31, 2000 were 46.7% as compared to 41.6% for the prior year period. The higher percentage reflects increased sales volume for Interactive and Selection & Temporary Contracting, where the Company retains greater portions of the amounts billed.

    Based on our consolidated results for the periods ended March 31, 2000 and 1999, 42.7%, and 46.2%, respectively, of our consolidated commissions and fees are attributable to clients outside the U.S.

RESULTS OF OPERATIONS

    The following table sets forth our gross billings, commissions and fees, commissions and fees as a percentage of gross billings, EBITDA and cash flow information.

                                                                               THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,               MARCH 31,
                                        ------------------------------------   -------------------
                                           1997         1998         1999        1999       2000
                                        ----------   ----------   ----------   --------   --------
                                                              (IN THOUSANDS)
GROSS BILLINGS:
  Interactive(1)......................  $   23,023   $   60,705   $  162,772   $ 24,984   $ 80,459
  Recruitment Advertising.............     659,467      869,302      831,624    214,985    219,555
  Selection & Temporary
    Contracting(2)....................     181,332      209,227      271,910     58,642     79,286
  Executive Search....................     168,107      195,268      173,558     41,544     39,007
  Yellow Page Advertising.............     497,848      520,129      532,258    120,011    133,175
                                        ----------   ----------   ----------   --------   --------
Total.................................  $1,529,777   $1,854,631   $1,972,122   $460,166   $551,482
                                        ==========   ==========   ==========   ========   ========

COMMISSIONS AND FEES:
  Interactive(1)......................  $   21,940   $   53,992   $  144,400   $ 22,356   $ 70,774
  Recruitment Advertising.............     136,758      180,774      181,228     46,425     46,513
  Selection & Temporary
    Contracting(2)....................     180,016      208,028      269,008     57,433     77,816
  Executive Search....................     168,107      195,268      173,277     41,513     39,007
  Yellow Page Advertising.............     103,941      106,455      101,294     23,795     23,300
                                        ----------   ----------   ----------   --------   --------
Total.................................  $  610,762   $  744,517   $  869,207   $191,522   $257,410
                                        ==========   ==========   ==========   ========   ========

COMMISSIONS AND FEES AS A PERCENTAGE
  OF GROSS BILLINGS:
  Interactive(1)......................        95.3%        88.9%        88.7%      89.5%      88.0%
  Recruitment Advertising.............        20.7%        20.8%        21.8%      21.6%      21.2%
  Selection & Temporary
    Contracting(2)....................        99.3%        99.4%        98.9%      97.9%      98.1%
  Executive Search....................       100.0%       100.0%        99.8%      99.9%     100.0%
  Yellow Page Advertising.............        20.9%        20.5%        19.0%      19.8%      17.5%
Total.................................        39.9%        40.1%        44.1%      41.6%      46.7%

EBITDA(3).............................  $  107,400   $   96,795   $   57,789   $ 12,551   $ 22,746

Cash provided by (used in) operating
  activities..........................  $   62,438   $   72,166   $   95,520   $(13,023)  $(57,362)
Cash used in investing activities.....  $ (109,367)  $  (73,863)  $  (61,571)  $(22,173)  $(30,345)
Cash provided by (used in) financing
  activities..........................  $   75,613   $   22,100   $  (48,463)  $ 13,781   $545,102
Effect of exchange rate changes on
  cash................................  $     (303)  $     (165)  $     (755)  $    670   $ (1,463)

------------------------

(1) Represents fees earned in connection with recruitment, yellow page and other advertisements placed on the Internet, interactive moving services and employment searches and temporary contracting services sourced through the Internet.

(2) Amounts for temporary contracting are reported net of the costs paid to the temporary contractor.

(3) Earnings before interest, income taxes, depreciation and amortization. EBITDA is presented to provide additional information about our ability to meet our future debt service, capital expenditures and working capital requirements and is one of the measures which determines our ability to borrow under our credit facility. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of our profitability or liquidity.

    EBITDA for the indicated periods is calculated as follows:

                                                                                 THREE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,            MARCH 31,
                                                ------------------------------   -------------------
                                                  1997       1998       1999       1999       2000
                                                --------   --------   --------   --------   --------
                                                                   (IN THOUSANDS)
Net income (loss).............................  $ 50,879   $29,043    $(9,054)   $  (703)   $ 3,050
Interest (income) expense, net................    10,502    12,876     12,927      3,503     (1,794)
Income tax expense (benefit)..................    22,805    16,884      6,908       (795)     7,280
Depreciation and amortization.................    23,214    37,992     47,008     10,546     14,210
                                                --------   -------    -------    -------    -------
EBITDA........................................  $107,400   $96,795    $57,789    $12,551    $22,746
                                                ========   =======    =======    =======    =======

THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THE THREE MONTHS ENDED MARCH 31,
  1999

    Gross billings for the three months ended March 31, 2000 were $551.5 million, an increase of $91.3 million or 19.8% from $460.2 million for the three months ended March 31, 1999. Total commissions and fees for the three months ended March 31, 2000 were $257.4 million, an increase of $65.9 million or 34.4% from $191.5 million for the comparable period in 1999. Interactive commissions and fees for the three months ended March 31, 2000 were $70.8 million, an increase of $48.4 million or 216.6% compared with $22.4 million for the three months ended March 31, 1999. The increase in Interactive commissions and fees from the March 1999 period to the March 2000 period is due to: (i) an increasing acceptance of our Interactive services and products from existing clients, new clients and Internet users, (ii) the benefits of Monster.com(sm)'s marketing campaign, (iii) increases in the services and content available on our websites,
(iv) expansion into certain European markets, (v) price increases on certain products, and (vi) the continuing migration of our traditional businesses to the Internet. Recruitment Advertising commissions and fees were flat at $46.5 million for the three months ended March 31, 2000 versus $46.4 million for the first quarter of 1999 reflecting modest growth in traditional billings of 0.2% due to migration of recruitment advertising to the Internet and a reduced amount of higher margin collateral work. Selection & Temporary Contracting commissions and fees were $77.8 million, up $20.4 million or 35.5% from $57.4 million for the period ended March 31, 1999. The increase reflects the increased demand for professional level employees worldwide and the resumption of strong demand for temporary employees in Australia, particularly in the information technology sector. Executive Search commissions and fees were $39.0 million for the three months ended March 31, 2000, a decrease of $2.5 million or 6.0% from $41.5 million for the comparable three months of 1999, due primarily to the decrease, as anticipated, in consultants at LAI (many of whom would have been deemed redundant as a result of the merger), in the second quarter of 1999, in anticipation of the merger with TMP. Yellow Page Advertising commissions and fees were $23.3 million for the three months ended March 31, 2000, a decrease of $0.5 million or 2.1% from $23.8 million for the comparable three months of 1999. This decrease was due to substantially reduced commissions paid by publishers and the effects of higher discounts paid to certain large clients.

    Operating expenses for the three months ended March 31, 2000 were $248.9 million, compared with $189.1 million for the same period in 1999, an increase of $59.8 million or 31.6%. The increase is primarily due $31.1 million in higher salaries and related costs due to organic growth and acquisitions accounted for as purchases, and $19.1 million in marketing and promotion expenses, primarily related to Monster.com(sm).

    Salaries and related expenses for the three months ended March 31, 2000 were $146.0 million, compared with $114.9 million for the same period in 1999. The increase of $31.1 million or 27.1% is primarily due to acquisitions accounted for as purchases and organic growth in Interactive and Selection & Temporary Contracting operations. Because the growth in total commissions and fees outpaced the growth in salaries and related expenses, salary and related expenses as a percent of commissions and fees declined from 60.0% to 56.7%. This decline in expenses as a percent of commissions and fees is primarily due to the organic growth mentioned above.

    Office and general expenses for the three months ended March 31, 2000 were $61.2 million compared with $53.5 million for the same period in 1999, an increase of $7.7 million or 14.4%. The increase reflects organic growth in Interactive, and Selection & Temporary Contracting operations, partially offset by savings through consolidation of back offices and support functions in Recruitment and Yellow Pages Advertising. Because the growth in total commissions and fees outpaced the growth in office and general expenses, office and general expenses as a percent of commissions and fees declined from 27.9% to 23.8%. This decline in expenses as a percent of commissions & fees is primarily due to the organic growth mentioned above as well as cost reductions in Recruitment and Yellow Pages Advertising, where commissions and fees remained relatively unchanged from the March 1999 quarter to the March 2000 quarter.

    Marketing and promotion expenses for the three months ended March 31, 2000 were $29.3 million or 11.4% of commissions and fees, compared with $10.2 million or 5.3% of commissions and fees for the same period in 1999. The increase of $19.1 million or 188.1% is primarily due to higher marketing costs for Monster.com(sm) and reflects the Company's plan to increase the promotion of Monster.com(sm) with funds provided from increased revenues. The first quarter 2000 expenses include a pro rata charge pursuant to the content and marketing agreement with America Online, Inc. ("AOL") whereby Monster.com(sm), for the payment of $100 million over four years, is the exclusive provider of career search services in the U.S. and Canada to AOL members across seven AOL properties, including the AOL Service, AOL Canada, Compuserve, ICQ, AOL.com, Netscape and Digital City.

    Merger and integration costs for the three months ended March 31, 2000 were $8.7 million compared with $4.7 million for the same period in 1999, an increase of $4.0 million or 85.1%. The majority of the $8.7 million relates to the acquisition of HW Group PLC in 2000. Also included in the 2000 amount was $2.3 million for the amortization of employee stay bonuses payable in stock in connection with certain of the acquisitions consummated in 1999 and accounted for as poolings of interests. The majority of the $4.7 million for the three months ended March 31, 1999 related to the Morgan & Banks Ltd. pooling of interests transaction, completed during the first quarter of 1999. Also included in the 1999 amount was $1.5 million for the amortization of employee stay bonuses which is payable in stock in connection with certain of the acquisitions completed in 1998 and accounted for as poolings of interests.

    As a result of the above, operating income for the three months ended March 31, 2000 was $8.5 million, an increase of $6.1 million or 259.8% from $2.4 million for the comparable period in 1999.

    Net interest income for the three months ended March 31, 2000 was $1.8 million, compared with a net interest expense of $3.5 million for the comparable 1999 period, an improvement of $5.3 million or 151.2%. This improvement primarily reflects the investing of net proceeds from the Company's February 2000 follow-on offering after a significant portion of existing long-term debt was repaid with a portion of such proceeds. The Company completed the follow-on public offering of 4.0 million (8.0 million, adjusted for the February 29, 2000 2-for-1 stock split) shares of common stock on February 2, 2000. The net proceeds raised by the Company totaled $594.2 million.

    Taxes on income for the three months ended March 31, 2000 were $7.3 million on pre-tax profit of $10.2 million, compared with a tax benefit of $0.8 million on pre-tax loss of $1.3 million the first quarter of 1999. The increase of $8.1 million reflects the higher pretax profit in the three months ended March 31, 2000. In addition, in each quarter the provision and benefit reflect expenses that are not tax deductible; these are primarily related to merger costs from pooling of interests transactions and amortization of certain intangible assets. Also for both periods the provision and benefit is benefited by profits from certain pooled entities that were not taxed at the corporate level prior to their merger with TMP.

    Minority interests in consolidated earnings for the three months ended March 31, 2000 was an $81,000 loss compared with a profit of $99,000 for the three months ended March 31, 1999.

    Equity in losses of unconsolidated affiliates, which reflected losses associated with the real estate advertising company in which the Company holds a minority interest, was $100,000 for the three months ended March 31, 1999.

    As a result of all of the above, the net income available to common and Class B common stockholders for the three months ended March 31, 2000 was $3.1 million, an increase of $3.8 million from the net loss of $0.7 million for the three months ended March 31, 1999. On a diluted per share basis, the net income available to common and Class B common stockholders for the three months ended March 31, 2000 was $0.03, compared to a net loss of $0.01 for the comparable 1999 period.

THE YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

    Gross billings for the year ended December 31, 1999 were $1,972.1 million, a net increase of $117.5 million or 6.3% from $1,854.6 million for the year ended December 31, 1998. Commissions and fees for the year ended December 31, 1999 were $869.2 million, an increase of $124.7 million or 16.7% from $744.5 million for the year ended December 31, 1998. Interactive commissions and fees for the year ended December 31, 1999 were $144.4 million, an increase of 167.4% or $90.4 million as compared with $54.0 million for the year ended December 31, 1998. This increase in Interactive commissions and fees is due to: (i) an increasing acceptance of our Interactive services and products from existing clients, new clients and Internet users, (ii) the benefits of Monster.com(sm)'s marketing campaign, (iii) increases in the services and content available on our Websites,
(iv) expansion into certain European markets and (v) price increases on certain products. Recruitment Advertising commissions and fees of $181.2 million for the year ended December 31, 1999 were virtually flat compared with $180.8 million for the year ended December 31, 1998, reflecting reduced billings due to lower volume of help-wanted advertisements placed in newspapers and a loss of business in the Asia-Pacific Region, offset by substantial reductions in client discounts and increased ancillary services in North America and an increase in business in Europe. Selection & Temporary Contracting commissions and fees were $269.0 million, up $61.0 million or 29.3% from $208.0 million for the period ended December 31, 1998, due primarily to organic growth in selection services in Australia and Continental Europe and in temporary contracting operations. The increase in Temporary Contracting reflects an increase in the number of contractors placed, particularly information technology personnel and executives, which have higher margins than general and support staff. Executive Search commissions and fees were $173.3 million, a decrease of $22.0 million or 11.3% from $195.3 million for the comparable year of 1998, due primarily to a loss of consultants, as anticipated, at LAI and TASA, which resulted from the merger and integration of these companies. Yellow Page Advertising commissions and fees were $101.3 million for the year ended December 31, 1999, a decrease of $5.2 million or 4.8% from $106.5 million for the year ended December 31, 1998, reflecting substantially reduced commission rates and year-end incentives paid by publishers and the effects of higher discounts for certain clients offset, in part by the benefits from higher gross billings, internal growth and acquisitions.

    Operating expenses for the year ended December 31, 1999 were $855.1 million compared with $683.2 million for same period in 1998. The increase of $171.9 million or 25.2% is due to increases of $66.6 million in salary and related costs, $40.7 million in merger and integration costs related to mergers accounted for as poolings of interests, $44.9 million in marketing and promotion expenses primarily to support Monster.com(sm) and $20.3 million in office and general expenses.

    Salaries and related costs for the year ended December 31, 1999 were $496.9 million or 57.2% of total commissions and fees, compared with $430.3 million or 57.8% of total commissions and fees for the same period in 1998. The increase of $66.6 million or 15.5% is primarily due to increased staff for the expansion of our Interactive operations, especially Monster.com(sm), and acquisitions accounted for as purchases in Selection & Temporary Contracting.

    Office and general expenses for the year ended December 31, 1999 were $205.2 million or 23.6% of total commissions and fees, compared with $184.9 million or 24.8% of commissions and fees for the same period in 1998. The increase of $20.3 million or 11.0% is primarily due to acquisitions and higher costs for our Interactive operations, partially offset by reductions in expenses for the Yellow Page Advertising and Recruitment Advertising businesses due to improved efficiencies.

    Marketing and promotion expenses increased $44.9 million to $74.6 million for the year ended December 31, 1999 from $29.7 million for the year ended December 31, 1998, a 151.0% increase due to increased spending to promote Monster.com(sm).

    Merger and integration costs for the year ended December 31, 1999 were $63.1 million compared with $22.4 million for the same period in 1998 an increase of $40.7 million or 181.3%. This increase primarily resulted from the pooling of interests transactions that occurred during the year ended December 31, 1999 and the planned integration of such companies and is comprised of: (i) $32.5 million of office integration costs, which include the closing of excess leased facilities, the write-off of fixed assets which will not be used in the future and a reserve for the effect, after reduction for related compensation, of uncollectible search fees recorded as a result of a loss of executive search consultants, (ii) $9.6 million for separation pay and accelerated vesting of employee stock and stock option grants, both in accordance with pre-existing contractual change in control provisions and (iii) $3.6 million more of transaction related costs, which include legal, accounting, printing and advisory fees and the costs incurred for the subsequent registration of shares issued in the transactions, partially offset by $5.0 million less for employee stay bonuses paid primarily with TMP shares and options to certain key personnel of the merged companies. Approximately $24.1 million of the $63.1 million are non-cash charges. The after tax effect of these charges on diluted net income
(loss) per share is $(0.53) and $(0.20) for the year ended December 31, 1999 and 1998, respectively.

    Restructuring charges for the year ended December 31, 1999 were $2.8 million or, on an after tax basis, $(0.02) per diluted share, compared with $3.5 million or $(0.03) per diluted share on an after tax basis for the year ended December 31, 1998. These charges relate to LAI's closing of its London and Hong Kong offices prior to LAI's merger with TMP. These charges include $0.5 million for the write-off of leasehold improvements and fixed assets, $1.3 million for severance benefits payable to 24 employees, and $1.0 million for consolidation of facilities related to the restructuring.

    As a result of the above, operating income for the year ended December 31, 1999 decreased $47.2 million or 77.0% to $14.1 million from $61.3 million for the comparable period in 1998.

    Net interest expense was $12.9 million for each of the years ended December 31, 1999 and 1998. The effects of lower interest rates and borrowing costs in 1999, resulting from the amended and restated financing agreement entered into on November 5, 1998, were offset by increased borrowings and interest expense of pooled companies.

    Taxes on income for the year ended December 31, 1999 were $6.9 million on a $1.7 million pretax loss, compared with a tax expense of $16.9 million on a $46.4 million pretax profit for the year ended December 31, 1998. Although there is a loss for the 1999 period, there is a tax expense because certain expenses are not tax deductible. Such expenses are primarily related to merger costs from pooling of interests transactions and amortization of intangible assets. The tax charge in each period benefited from profits of certain pooled entities whose earnings were not taxed at the corporate level prior to their merger with TMP.

    As a result of all of the above, the net loss applicable to common and Class B common stockholders for the year ended December 31, 1999 was $0.11 per diluted share, a decrease of $0.46 per diluted share or 131.4% from the net income of $0.35 per diluted share for the comparable 1998 period.

THE YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1997

    Gross billings for the year ended December 31, 1998 were $1,854.6 million, an increase of $324.8 million or 21.2% as compared to gross billings of $1,529.8 million for the year ended December 31, 1997. This increase in gross billings resulted primarily from acquisitions in Recruitment Advertising and organic growth in our Interactive, Selection & Temporary Contracting and Executive Search businesses.

    Total commissions and fees for the year ended December 31, 1998 were $744.5 million, an increase of $133.7 million or 21.9% from $610.8 million for the year ended December 31, 1997. Interactive commissions and fees for the year ended December 31, 1998 were $54.0 million, an increase of 146.1% or $32.1 million from $21.9 million for the year ended December 31, 1997. The increase in Interactive commissions and fees is due to (i) an increasing acceptance of our Interactive services and products from existing clients and Internet users, (ii) the benefits of Monster.com(sm)'s marketing campaign,
(iii) increases in the service and content available on our websites,
(iv) expansion into certain European markets and (v) price increases on certain products. Recruitment Advertising commissions and fees were $180.8 million for the year ended December 31, 1998 compared with $136.8 million for the year ended December 31, 1997, an increase of $44.0 million or 32.2%. This increase was primarily due to (a) acquisitions, which contributed approximately
$25.1 million and (b) approximately $21.4 million from increased client spending and new clients partially offset by client losses and a decrease in foreign currency translation rates, which had a negative effect of approximately
$3.0 million. Executive Search commissions and fees were $195.3 million compared with $168.1 million for the year ended December 31, 1997, an increase of $27.2 million or 16.2%, due primarily to strong organic growth due to increased demand for executive management employees worldwide. Selection & Temporary Contracting commissions and fees were $208.0 million, an increase of $28.0 million or 15.6% from $180.0 million for the year ended December 31, 1997. This increase is primarily due to acquisitions of selection firms in Continental Europe, a greater number of temporary contract workers placed during 1998 as compared with the prior period, growth in the executive temporary contracting business. Yellow Page Advertising commissions and fees were $106.5 million for the year ended December 31, 1998 compared with $103.9 million for the year ended December 31, 1997, an increase of 2.4% or $2.6 million due primarily to acquisitions accounted for as purchases.

    Total operating expenses for the year ended December 31, 1998 were $683.2 million, compared with $527.1 million for 1997. The increase of $156.1 million or 29.6% is due primarily to acquisitions and internal growth, together with the addition of $22.4 million for merger and integration costs related to pooling of interests transactions and $3.5 million in restructuring charges for the closing of LAI's London, England and Hong Kong offices prior to LAI's merger with TMP.

    Salaries and related costs for the year ended December 31, 1998 were $430.3 million or 57.8% of total commissions and fees, compared with $345.0 million or 56.5% of total commissions and fees for the same period in 1997, representing an increase of $85.3 million or 24.7%. This increase reflects acquisitions in Executive Search and Recruitment Advertising and growth in Interactive operations.

    Office and general expenses increased $24.9 million to $184.9 million for the year ended December 31, 1998, as compared with $160.0 million for the prior period primarily due to acquisitions accounted for as purchases and other expenses to grow our Interactive businesses. As a percent of total commissions and fees, office and general expenses decreased to 24.8% for the year ended December 31, 1998 from 26.2% for the year ended December 31, 1997.

    Marketing and promotion expenses increased $16.0 million to $29.7 million for the year ended December 31, 1998 from $13.7 million for the year ended December 31, 1997, a 117.6% increase due to increased marketing for our interactive operations, especially Monster.com(sm).

    In connection with the mergers completed during 1998 and the merger with Morgan & Banks Limited completed in January 1999, we expensed merger and integration costs of $22.4 million for the year ended December 31, 1998, consisting of (i) $11.9 million of non-cash employee stay bonuses, which included

(a) $3.6 million for the amortization of TMP shares set aside for key personnel of JSK and TCG, who must remain employees for a full year in order to earn such shares and (b) $8.3 million for TMP shares to key personnel of TASA and Stackig as employee stay bonuses, (ii) $1.5 million of stay bonuses paid as cash to key personnel of one of the companies merged in 1998 and (iii) $9.0 million of transaction related costs, including fees for legal, accounting and advisory services and the costs incurred for the subsequent registration of shares issued in the acquisitions. The after tax effect of this charge is $16.7 million or $(0.20) per diluted share.

    Restructuring charges for the year ended December 31, 1998 were $3.5 million or, on an after tax basis, $(0.03) per diluted share and relate to LAI's plan prior to its merger with TMP to significantly curtail the operations of its international offices in London, England. These charges include
$1.1 million for severance, and $2.4 million for the write-off of leasehold improvements and other costs to close these facilities.

    Amortization of intangibles was $11.1 million for the year ended December 31, 1998 compared to $6.9 million for the year ended December 31, 1997. The increase is due to our continued growth through acquisitions. As a percentage of total commissions and fees, amortization of intangibles was 1.5% and 1.1% for the years ended December 31, 1998 and 1997, respectively.

    As a result of all of the above, operating income decreased $22.4 million to $61.3 million for the year ended December 31, 1998 as compared with operating income of $83.7 million for the year ended December 31, 1997 and, as a percent of total commissions and fees, operating income decreased to 8.2% from 13.7%.

    Net interest expense increased $2.4 million to $12.9 million for the year ended December 31, 1998 as compared to $10.5 million for the year ended December 31, 1997, reflecting a net increase in debt as a result of acquisitions and capital expenditures. In addition, our effective interest rate was 11.2% for the year ended December 31, 1998 compared with 10.8% for the year ended December 31, 1997.

    Taxes on income decreased $5.9 million to $16.9 million for the year ended December 31, 1998 from $22.8 million for the year ended December 31, 1997 primarily due to lower pre-tax income. The 1998 amount reflects the inability to deduct for tax, certain costs associated with the mergers completed during 1998 and the merger with Morgan & Banks Limited completed in 1999 which were accounted for as poolings of interests.

    For the year ended December 31, 1998, equity in losses of unconsolidated affiliates was $396, reflecting losses at our minority owned real estate advertising affiliate, as compared with a $33 loss for the same period in 1997. Minority interests in consolidated earnings for the year ended December 31, 1998 were $28 compared with $296 for the year ended December 31, 1997.

    As a result of all of the above, the net income applicable to common and Class B common stockholders was $29.0 million for the year ended December 31, 1998, or $0.35 per diluted share, compared with net income applicable to common and Class B common stockholders of $50.8 million, or $0.66 per diluted share for the year ended December 31, 1997.

LIQUIDITY AND CAPITAL RESOURCES

    Our principal capital requirements have been to fund (i) acquisitions,
(ii) working capital, (iii) capital expenditures and (iv) marketing and development of our Interactive business. Our working capital requirements are generally higher in the quarters ending March 31 and June 30 during which payments to the major yellow page directory publishers are at their highest levels. We have met our liquidity needs over the last three years through (a) funds provided by operating activities, (b) equity offerings, (c) long-term borrowings, (d) capital leases and (e) vendor financing in 1996. In December 1996, we completed our initial public offering of an aggregate of 8,294,816 shares of Common Stock at a purchase price of $7.00 per share in an underwritten public offering managed by Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Ladenburg Thalmann & Co. Inc. In the initial public offering, certain stockholders sold an additional aggregate of 1,305,184 shares of Common Stock. The net proceeds that we received from the initial public offering of $50.8 million were used to repay debt and, in early 1997, to pay down accounts payable and to redeem preferred stock. In September 1997, we completed a second public offering of an aggregate of 4,800,000 shares of Common Stock at a purchase price of $11.50 per share in an underwritten public offering managed by Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., BT Alex Brown Incorporated, Montgomery Securities and Ladenburg Thalmann & Co. Inc. In addition, certain stockholders sold an aggregate of 3,200,000 shares of common stock in such offering. Our net proceeds from this offering of $63.4 million, including net repayment of borrowings of $12.2 million paid to us by certain stockholders, were used to repay debt. In 1998, LAI received $41.6 million in net proceeds from its second public offering managed by Robert W. Baird & Co. Incorporated, The Robinson-Humphrey Company, LLC and J.C. Bradford & Co. Such proceeds were used to support its international expansion, support enhancements to its technology-based infrastructure, acquire two executive search companies and provide additional working capital. On January 27, 2000, in connection with its third public offering, the Company issued an aggregate of, on a post split basis, 8,000,000 shares of common stock at a purchase price of $77 5/16 per share in an underwritten public offering managed by Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Salomon Smith Barney, Deutsche Bank Securities, Inc., Paine Webber Incorporated and U.S. Bancorp Piper Jaffrey, Inc. The offering was completed in February 2000. The net proceeds from this offering were $594.2 million, and approximately $82 million was used to pay down debt on the Company's credit line. The remainder is being invested in short and medium term interest bearing instruments until used for acquisitions, strategic equity investments and general corporate purposes.

    Net cash used in operating activities for the first quarter ended March 31, 2000 and 1999 was $57.4 million, and $13.0 million, respectively. The increase in cash used in operating activities of $44.4 million for 2000 over 1999 was primarily attributable to (i) $34.1 million due to increases in accounts receivable for the 2000 period over the 1999 period, related mostly to growth in Recruitment Advertising and Interactive operations (ii) $26.0 million resulting from decreases in cash from accounts payable and accrued liabilities and
(iii) $15.2 million related to increases in the use of funds for work-in-process and prepaid and other assets for the 2000 period over the 1999 period, partially offset by (i) $16.0 million increase in earnings after adjusting for non-cash items (ii) $10.3 million resulting from increases in deferred commissions and fees and (iii) $4.6 million due to the effects of higher losses from pooled companies in both the current and previous period.

    Net cash provided by operating activities for the years ended December 31, 1999, 1998 and 1997 was $95.5 million, $72.2 million and $62.4 million, respectively. The increase in cash of $23.3 million from operating activities for 1999 over 1998 was primarily due to (i) the net increase in funds from a $49.3 million greater increase in deferred commissions and fees, primarily for Monster.com(sm), for the 1999 period over the 1998 period, (ii) a $5.1 million effect from inclusion of losses in 1999 and profits in 1998 from companies accounted for as poolings of interests, in both the current period and the previous year, because of overlapping reporting periods reduced by (i) an $11.8 million net increase in the use of funds from increases in accounts receivable over increases in accounts payable, accrued expenses and other liabilities, for the 1999 period over the 1998 period, (ii) a $0.8 million increase in work-in-process and prepaid and other assets and (iii) a $17.5 million decline in earnings after adjusting for non-cash items. The increase in cash of $9.8 million from operating activities for 1998 over 1997 was primarily due to an increase of $8.7 million in accounts payable, accrued expenses and other current liabilities, a $10.4 million increase in depreciation and amortization costs, $8.3 million for the utilization of our common stock to pay bonuses, a decrease of $11.3 million in accounts receivable, $2.9 million from the net loss on disposal of fixed assets, a $3.4 million increase in deferred commissions and fees, a $4.4 million increase in amortization of deferred compensation and a $2.2 million increase in provision for doubtful accounts, partially offset by decreases in net income of $21.8 million, $8.0 million in deferred income taxes, $9.9 million in work-in-process, prepaid and other assets, and a decrease of $2.3 million from the effects of including losses from pooled companies in both the current and previous period. In addition, in 1998 we paid approximately $13.6 million for restructuring. Such amount was applied against a reserve set up during 1997 in connection with acquisitions accounted for using the purchase method. This reserve was increased in 1998 by a $3.5 million charge to earnings and by a $10.1 million charge to intangible assets, and reduced by payments of $13.6 million, leaving a restructuring reserve at December 31, 1998 of $16.7 million.

    EBITDA was $22.7 million for the first quarter ended March 31, 2000, an increase of $10.1 million or 81.2% from $12.6 million for the first quarter ended March 31, 1999. The increase primarily reflects, for the 2000 period, a $6.1 million increase in operating profits, $3.7 million more in depreciation and amortization costs and $8.1 million in taxes offset by a $5.3 million decrease in interest expense. As a percentage of commissions and fees, EBITDA increased to 8.8% for the first quarter ended March 31, 2000 as compared with 6.6% for the first quarter ended March 31, 1999. The higher percent reflects the improved operating margins, which were 3.3% and 1.2% of commissions and fees for the 2000 and 1999 periods, respectively.

    EBITDA was $57.8 million for the year ended December 31, 1999, a decrease of $39.0 million or 40.3% from $96.8 million for the year ended December 31, 1998. The decrease primarily reflects, for the 1999 period, a $47.2 million decrease in operating profits and $10.0 million less in income taxes, partially offset by $9.0 million more in depreciation and amortization costs. As a percentage of commissions and fees, EBITDA decreased to 6.6% for the year ended December 31, 1999 as compared with 13.0% for the year ended December 31, 1998. The lower percent reflects the increase in merger & integration and restructuring costs, which were 7.3% and 3.0% of commissions and fees for the 1999 and 1998 periods, respectively. EBITDA was $96.8 million for the year ended December 31, 1998, a decrease of $10.6 million from $107.4 million for the year ended December 31, 1997. As a percentage of total commissions and fees, EBITDA decreased to 13.0% for the year ended December 31, 1998 from 17.6% for the year ended December 31, 1997. The decrease resulted primarily from the $18.0 million charge for merger costs ($22.4 million less $4.4 million in amortization of deferred compensation), which was 2.4% of total commissions and fees for the year ended December 31, 1998, offset, in part, by increased depreciation and amortization of $14.8 million.

    Net cash used in investing activities for the first quarters ended March 31, 2000 and 1999 was $30.3 million and $22.2 million, respectively. The $8.1 million increase in cash used in 2000 compared to 1999 was due to an increase in capital expenditures, primarily computer equipment and software for the expansion of the Company's global technology infrastructure.

    Net cash used in investing activities for the years ended December 31, 1999, 1998 and 1997 was $61.6 million, $73.9 million and $109.4 million, respectively. The decrease in 1999 of $12.3 million as compared to 1998 was primarily due to $9.1 million received from the sale of fixed assets and $9.0 million less used for business acquisitions, partially offset by $7.9 million more in capital expenditures. The $35.5 million decrease in 1998 as compared with 1997 was primarily due to $46.7 million less in payments for acquisitions, reflecting the use of company stock to make acquisitions of businesses, offset in part by $1.9 million more in capital expenditures and during 1997 our receipt of a net $11.4 million from the Principal Stockholder and certain other stockholders, who repaid borrowings with funds received primarily from their sale of shares included with our second public offering. Payments for businesses acquired using the purchase method of accounting, excluding $5.5 million in TMP stock, were $37.0 million in 1998 and $83.7 million in 1997, of which $47.2 million was for Austin Knight. Capital expenditures, primarily for computer equipment and furniture and fixtures, were $43.0 million, $35.1 million and $33.2 million for the years ended December 31, 1999, 1998 and 1997, respectively. In addition, in 1997, we acquired certain transportation equipment and made capital improvements for a total of $6.8 million, and simultaneously entered into a $7.8 million financing agreement to fund the purchases and provide additional operating funds.

    We estimate that our expenditures for computer equipment and software, furniture and fixtures, and leasehold improvements will be approximately $70 to $80 million for the year ended December 31, 2000.

    Our financing activities include equity offerings, borrowings and repayments under our bank financing agreements and borrowings for and payments on (i) installment notes, principally to finance acquisitions, (ii) capital leases and
(iii) equipment. Our financing activities for the first quarters ended March 31, 2000 and March 31, 1999 provided net cash of $545.1 million and $13.8 million, respectively. The change of $531.3 million resulted primarily from $594.2 million in net proceeds from our follow-on common stock offering and a $6.4 million increase in cash received from the exercise of employee stock options, partially offset by net repayments in the 2000 period of $57.4 million against credit facilities and capitalized lease obligations compared with a net increase in credit facilities and capitalized lease obligations of $11.6 million in the prior year period.

    Our financing activities include equity offerings, borrowings and repayments under our bank financing agreements and issuance of and payments on (i) installment notes, principally to finance acquisitions, (ii) capital leases and
(iii) equipment. Our financing activities for the year ended December 31, 1999 used net cash of $48.5 million but provided $22.1 million and $75.6 million for the years ended December 31, 1998 and 1997. The change of $70.6 million in 1999 compared to 1998 resulted primarily from $41.6 million in proceeds from common stock offerings (primarily by LAI) in the 1998 period and an increase in net repayments in the 1999 period to $53.6 million against credit facilities and capitalized lease obligations compared with total net repayments of $4.0 million in the prior year period, offset in part by a $17.6 million increase in cash received from the exercise of employee stock options and a $2.9 million decline in dividends paid by pooled companies in the 1999 period. The change of $53.5 million in 1998 compared to 1997 was primarily due to LAI's initial public offering for net proceeds of $25.4 million and TMP's second public offering of 4,800,000 shares of Common Stock for net proceeds of $51.2 million in the third quarter of 1997 compared with net proceeds of $41.6 million from LAI's follow-on offering in 1998. With a portion of the proceeds received from our initial public offering in January 1997, we redeemed all of the shares of the cumulative preferred stock issued by a subsidiary, reported as a minority interest, and our previously issued preferred stock for approximately $3.1 million and $2.1 million, respectively. Such redemptions included approximately $100,000 each of premiums. In November, 1998 and 1997 we amended our financing agreement with our primary lender to provide for borrowings, under a revolving credit facility, of a minimum of $175 million. In May 1999 we increased this amount to $185 million. This facility is used to finance our acquisitions and for working capital requirements.

    At March 31, 2000, we had a $185 million committed line of credit from our primary lender pursuant to a revolving credit agreement expiring November 5, 2003. Of such line, at March 31, 2000, approximately $161.3 million was unused and accounts receivable is sufficient to allow drawdown of the entire amount. Our current interest rate under the agreement is LIBOR plus 50 basis points. In addition, we had secured lines of credit aggregating $19.1 million for our operations in Australia, New Zealand, France, Belgium, Italy and the Netherlands, of which approximately $10.7 million was unused at March 31, 2000.

    Cash and cash equivalents at March 31, 2000 were $520.5 million, an increase of $455.9 million from $64.6 million at December 31, 1999, and were $461.4 million higher than the March 31, 1999 balance of $59.1 million.

    Cash and cash equivalents at December 31, 1999 were $64.6 million, an increase of $15.3 million from $79.9 million at December 31, 1998.

    Part of our acquisition strategy is to pay, over time, a portion of the purchase price of certain acquisitions through seller financed notes. Accordingly, such notes are included in long-term debt, are generally payable over five years and totaled approximately $7.2 million at March 31, 2000. We intend to continue our acquisition strategy and the marketing and promotion of our Interactive businesses through the use of cash-on-hand, operating profits, issuance of additional shares of our common stock, borrowings against our long-term debt facility and seller financed notes. We believe that our anticipated cash flow from operations, cash-on-hand, as well as the availability of funds under our existing financing agreements and further access to public equity and debt markets, will provide us with sufficient liquidity to meet our current foreseeable cash needs.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    The Company's primary market risks include fluctuations in interest rates, variability in interest rate spread relationships (i.e., prime to LIBOR spreads) and exchange rate variability. Substantially all of the Company's debt relates to a five-year financing agreement with an outstanding principal balance of approximately $23.7 million, including $8.0 million reflected as a reduction to accounts receivable and $11.1 million for letters of credit, as of March 31, 2000. Interest on the outstanding balance is charged based on a variable interest rate related to the higher of the prime rate, Federal Funds rate less 1/2 of 1% or LIBOR plus 50 basis points as specified in the agreement, and is thus subject to market risk in the form of fluctuations in interest rates. The Company does not trade in derivative financial instruments.

    The Company also conducts operations in various foreign countries, including Australia, Belgium, Canada, China, France, Germany, Italy, Japan, the Netherlands, New Zealand, Singapore, Spain, and the United Kingdom. For the period ended March 31, 2000 approximately 42.7% of our commissions and fees were earned outside the United States and collected in local currency, and related operating expenses were also paid in such corresponding local currency. Accordingly, we will be subject to increased risk for exchange rate fluctuations between such local currencies and the dollar. We do not conduct any significant hedging activities.

    The financial statements of the Company's non-U.S. subsidiaries are translated into U.S. dollars using current rates of exchange, with gains or losses included in the cumulative translation adjustment account, a component of stockholders' equity. During the first quarter of 2000, due to the strengthening of the U.S. dollar, the Company had an exchange loss of $33.6 million, primarily attributable to the strengthening of the U.S. dollar against the Australian dollar.

RECENT ACCOUNTING PRONOUNCEMENTS

    During 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which had an initial adoption date by the Company of January 1, 2000. During the second quarter of 1999, the FASB postponed the adoption date of SFAS No. 133 until January 1, 2001. The FASB further amended SFAS No. 133 in June 2000. SFAS No. 133 requires that all derivative financial instruments be recorded on the consolidated balance sheets at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive earnings, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses on derivative instruments reported in other comprehensive earnings will be reclassified as earnings in the periods in which earnings are affected by the hedged item. The Company does not expect the adoption of this statement to have a significant impact on the Company's results of operations, financial position or cash flows.

    In 1999, the SEC issued Staff Accounting Bulletin No. 101 dealing with revenue recognition which is effective in the fourth quarter of 2000. The Company does not expect its adoption to have a material effect on the Company's financial statements.

    In 2000, the Emerging Issues Task Force ("EITF") of the FASB issued EITF Issue No. 00-2, "Website Development Costs," which established guidelines for accounting for website development costs and is effective for quarters beginning after June 30, 2000. Although the Company is still evaluating its impact, the Company does not believe its adoption will have a significant effect on its financial statements.

YEAR 2000 ISSUE

    We completed our Year 2000 software program conversions and compliance programs during the fourth quarter of 1999. The total external costs for such programs were approximately $3.0 million. Through the six months ended June 30, 2000 we have not experienced any Year 2000 problems either internally or from outside sources. We have no reason to believe that Year 2000 failures will materially affect us in the future. However, since it may take several additional months before it is known whether we or third party suppliers, vendors or customers may have undergone Year 2000 problems, no assurances can be given that we will not experience losses or disruptions due to Year 2000 computer-related problems. We will continue to monitor the operation of our computers and microprocessor-based devices for any Year 2000 problems.

FLUCTUATIONS OF QUARTERLY RESULTS

    Our quarterly commissions and fees are affected by the timing of yellow page directory closings which currently have a concentration in the third quarter. Yellow page publishers may change the timing of directory publications which may have an effect on our quarterly results. Our Yellow Page advertising results are also affected by commissions earned for volume placements for the year, which are typically reported in the fourth quarter. Our quarterly commissions and fees for recruitment advertising are typically highest in the first quarter and lowest in the fourth quarter; however, the cyclical nature of the economy and our clients' employment needs have an overriding impact on our quarterly results in Recruitment Advertising, Selection & Temporary Contracting and Executive Search. Moreover, our Recruitment Advertising acquisition activity has had more of an impact on our recently reported quarterly results than any other factor.

    The following table sets forth summary quarterly unaudited financial information for the three months ended March 31, 2000 and the years ended December 31, 1999 and 1998. Amounts have been retroactively restated for the First Half 2000 Mergers except for the three months ended March 31, 2000 and 1999, which have previously been presented to reflect the First Quarter 2000 Mergers and herein are being retroactively restated to reflect the Second Quarter 2000 Mergers (in millions, except share and per share amounts).

                                                              THREE MONTHS ENDED
                                                                MARCH 31, 2000
                                                              ------------------
Commissions and fees:
  Interactive...............................................       $  70.8
  Recruitment Advertising...................................          46.5
  Selection & Temporary Contracting.........................          77.8
  Executive Search..........................................          39.0
  Yellow Page Advertising...................................          23.3
                                                                   -------
Total commissions and fees..................................       $ 257.4
                                                                   =======
Operating income............................................       $   8.5
Net income applicable to common and Class B common
  stockholders..............................................       $   3.1
Net income per common and Class B common share:
  Basic.....................................................       $  0.03
  Diluted...................................................       $  0.03
Weighted average shares outstanding (in thousands):
  Basic.....................................................        92,399
  Diluted...................................................       100,315

                                                                  1999 THREE MONTHS ENDED
                                                    ---------------------------------------------------
                                                    MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                    ---------   --------   -------------   ------------
Commissions and fees:
  Interactive.....................................   $ 22.4      $ 28.3       $ 40.2          $ 53.5
  Recruitment Advertising.........................     46.4        47.1         43.8            43.9
  Selection & Temporary Contracting...............     57.4        65.3         74.7            71.6
  Executive Search................................     41.5        42.7         47.8            41.3
  Yellow Page Advertising.........................     23.8        27.2         28.5            21.8
                                                     ------      ------       ------          ------
Total commissions and fees........................   $191.5      $210.6       $235.0          $232.1
                                                     ======      ======       ======          ======
Operating income (loss)...........................   $  2.4      $  9.6       $  2.0          $  0.1
Net income (loss) applicable to common and Class B
  common stockholders.............................   $ (0.7)     $  3.2       $ (4.2)         $ (7.4)
Net income (loss) per common and Class B common
  share:
  Basic...........................................   $(0.01)     $ 0.04       $(0.05)         $(0.09)
  Diluted.........................................   $(0.01)     $ 0.04       $(0.05)         $(0.09)
Weighted average shares outstanding (in
  thousands):
  Basic...........................................   83,065      84,166       84,398          84,978
  Diluted.........................................   83,065      88,268       84,398          84,978

                                                                  1998 THREE MONTHS ENDED
                                                    ---------------------------------------------------
                                                    MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                                                    ---------   --------   -------------   ------------
Commissions and fees:
  Interactive.....................................   $  8.7      $ 11.8       $ 14.6          $ 18.9
  Recruitment Advertising.........................     46.4        46.4         43.1            44.9
  Selection & Temporary Contracting...............     43.9        53.5         53.5            57.1
  Executive Search................................     50.0        54.4         51.6            39.3
  Yellow Page Advertising.........................     23.3        27.1         32.1            23.9
                                                     ------      ------       ------          ------
Total commissions and fees........................   $172.3      $193.2       $194.9          $184.1
                                                     ======      ======       ======          ======
Operating income (loss)...........................   $ 20.4      $ 24.6       $ 18.6          $ (2.3)
Net income (loss) applicable to common and Class B
  common stockholders.............................   $ 11.4      $ 13.8       $  9.5          $ (5.7)
Net income (loss) per common and Class B common
  share:
  Basic...........................................   $ 0.14      $ 0.17       $ 0.12          $(0.07)
  Diluted.........................................   $ 0.14      $ 0.16       $ 0.11          $(0.07)
Weighted average shares outstanding (in
  thousands):
  Basic...........................................   81,008      81,662       81,788          81,880
  Diluted.........................................   83,686      83,828       84,156          81,880

    Earnings (loss) per share calculations for each quarter include the weighted average effect for the quarter; therefore, the sum of the quarters may not equal the full year earnings (loss) per share amount, which reflects the weighted average effect on an annual basis. In addition, diluted earnings per share calculations for each quarter include the effect of stock options and warrants, when dilutive to the quarter.

ITEM 7. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    The following are the supplemental consolidated financial statements and exhibits of TMP Worldwide Inc. and Subsidiaries, which are filed as part of this report.

                      TMP WORLDWIDE, INC. AND SUBSIDIARIES

                                                              PAGE NO.
                                                              --------
Supplemental Consolidated Condensed Financial Statements
  (unaudited):
  Balance sheet as of March 31, 2000........................     F-2
  Statements of income (loss) for the three months ended
    March 31, 2000 and 1999.................................     F-3
  Statements of comprehensive income (loss) for the three
    months ended March 31, 2000 and 1999....................     F-4
  Statement of stockholders' equity for the three months
    ended March 31, 2000....................................     F-5
  Statements of cash flows for the three months ended March
    31, 2000 and 1999.......................................     F-6
  Notes to supplemental consolidated condensed financial
    statements..............................................     F-7
Report of Independent Certified Public Accountants..........    F-19
Independent Auditor's Report to the Members of Morgan &
  Banks Limited.............................................    F-21
Report of Independent Certified Public Accountants (with
  respect to LAI Worldwide, Inc.)...........................    F-22
Independent Auditors' Report (with respect to System One
  Services, Inc.)...........................................    F-23
Supplemental Consolidated Financial Statements:
  Balance sheets as of December 31, 1999 and 1998...........    F-24
  Statements of income (loss) for the years ended December
    31, 1999, 1998 and 1997.................................    F-25
  Statements of comprehensive income (loss) for the years
    ended December 31, 1999, 1998 and 1997..................    F-26
  Statements of stockholders' equity for the years ended
    December 31, 1999, 1998 and 1997........................    F-27
  Statements of cash flows for the years ended December 31,
    1999, 1998 and 1997.....................................    F-30
  Notes to supplemental consolidated financial statements...    F-31
Report of Independent Certified Public Accountants..........    F-62
Report of Independent Certified Public Accountants (with
  respect to LAI Worldwide, Inc.)...........................    F-63
Supplemental Schedule II: Valuation and qualifying accounts
  for the years ended December 31, 1999, 1998 and 1997......    F-64

    All other schedules are omitted because the required information is either inapplicable or is included in the supplemental consolidated financial statements or the notes thereto.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED CONDENSED BALANCE SHEET

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                              MARCH 31,
                                                                 2000
                                                              ----------
                                 ASSETS
Current assets:
  Cash and cash equivalents.................................  $  520,531
  Accounts receivable, net..................................     511,670
  Work-in-process...........................................      23,321
  Prepaid and other.........................................      82,058
                                                              ----------
      Total current assets..................................   1,137,580
Property and equipment, net.................................      87,379
Intangibles, net............................................     341,085
Deferred income taxes.......................................      26,742
Other assets................................................      12,191
                                                              ----------
                                                              $1,604,977
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  281,964
  Accrued expenses and other current liabilities............     210,944
  Accrued integration and restructuring costs...............      25,237
  Deferred commissions and fees.............................      85,536
  Current portion of long term debt.........................       8,863
                                                              ----------
      Total current liabilities.............................     612,544
Long term debt, less current portion........................      19,956
Other long-term liabilities.................................      56,741
                                                              ----------
      Total liabilities.....................................     689,241
                                                              ----------
Minority interests..........................................          52
                                                              ----------
Stockholders' equity:
  Preferred stock, $.001 par value, authorized 800,000
    shares; issued and outstanding: none....................          --
  Common stock, $.001 par value, authorized 200,000,000
    shares; issued and outstanding: 90,486,634 shares.......          90
  Class B common stock, $.001 par value, authorized
    39,000,000 shares; issued and outstanding: 4,762,000
    shares..................................................           5
  Additional paid-in capital................................   1,000,949
  Other comprehensive loss..................................     (38,478)
  Deficit...................................................     (46,882)
                                                              ----------
Total stockholders' equity..................................     915,684
                                                              ----------
                                                              $1,604,977
                                                              ==========

    See accompanying notes to supplemental consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

        SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Commissions and fees........................................  $257,410   $191,522
                                                              --------   --------
Operating expenses:
  Salaries & related........................................   146,025    114,931
  Office & general..........................................    61,185     53,466
  Marketing & promotion.....................................    29,349     10,186
  Merger & integration......................................     8,674      4,687
  Restructuring.............................................        --      2,789
  Amortization of intangibles...............................     3,635      3,089
                                                              --------   --------
    Total operating expenses................................   248,868    189,148
                                                              --------   --------
Operating income............................................     8,542      2,374
                                                              --------   --------
Other income (expense):
  Interest income (expense), net............................     1,794     (3,503)
  Other, net................................................       (87)      (170)
                                                              --------   --------
                                                                 1,707     (3,673)
                                                              --------   --------
Income (loss) before provision (benefit) for income taxes,
  minority interests and equity in losses of affiliates.....    10,249     (1,299)
Provision (benefit) for income taxes........................     7,280       (795)
                                                              --------   --------
Income (loss) before minority interests and equity in losses
  of affiliates.............................................     2,969       (504)
Minority interests..........................................       (81)        99
Equity in losses of affiliates..............................        --       (100)
                                                              --------   --------
Net income (loss) applicable to common and Class B common
  stockholders..............................................  $  3,050   $   (703)
                                                              ========   ========
Net income (loss) per common and Class B common share:
  Basic.....................................................  $   0.03   $  (0.01)
                                                              ========   ========
  Diluted...................................................  $   0.03   $  (0.01)
                                                              ========   ========
Weighted average shares outstanding:
  Basic.....................................................    92,399     83,065
                                                              ========   ========
  Diluted...................................................   100,315     83,065
                                                              ========   ========

    See accompanying notes to supplemental consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

 SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Net income (loss)...........................................  $  3,050    $ (703)
Foreign currency translation adjustment.....................   (33,579)    2,270
                                                              --------    ------
Comprehensive income (loss).................................  $(30,529)   $1,567
                                                              ========    ======

    See accompanying notes to supplemental consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

     SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                           CLASS B
                                 COMMON STOCK,          COMMON STOCK,
                                $.001 PAR VALUE        $.001 PAR VALUE      ADDITIONAL       OTHER                      TOTAL
                             ---------------------   --------------------    PAID-IN     COMPREHENSIVE              STOCKHOLDERS'
                               SHARES      AMOUNT     SHARES      AMOUNT     CAPITAL         LOSS        DEFICIT       EQUITY
                             ----------   --------   ---------   --------   ----------   -------------   --------   -------------
Balance, January 1, 2000...  81,359,671     $81      4,762,000     $ 5      $  367,857     $ (4,899)     $(45,257)     $317,787
Issuance of common stock in
  connection with a pubic
  offering completed
  February 2, 2000.........   8,000,000       8             --      --         594,230           --            --       594,238
Issuance of common stock in
  connection with the
  exercise of options......     788,142       1             --      --          12,329           --            --        12,330
Tax benefit from the
  exercise of stock
  options..................          --      --             --      --           5,443           --            --         5,443
Issuance of common stock in
  connection with
  acquisitions.............     323,387      --             --      --          19,994           --            --        19,994
Issuance of common stock
  for matching contribution
  to 401(k) plan...........      15,434      --             --      --           1,096           --            --         1,096
Foreign currency
  translation adjustment...          --      --             --      --              --      (33,579)           --       (33,579)
Pooled company earnings
  included in both current
  and previous periods.....          --      --             --      --              --           --          (285)         (285)
Dividends declared by
  pooled companies.........          --      --             --      --              --           --        (4,390)       (4,390)
Net income.................          --      --             --      --              --           --         3,050         3,050
                             ----------     ---      ---------     ---      ----------     --------      --------      --------
Balance, March 31, 2000....  90,486,634     $90      4,762,000     $ 5      $1,000,949     $(38,478)     $(46,882)     $915,684
                             ==========     ===      =========     ===      ==========     ========      ========      ========

    See accompanying notes to supplemental consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Cash flows from operating activities:
  Net income (loss).........................................  $   3,050   $    (703)
                                                              ---------   ---------

  Adjustments to reconcile net income (loss) to net cash
    used in operating activities:
    Depreciation and amortization...........................     14,210      10,546
    Provision for doubtful accounts.........................      7,061       1,401
    Common stock issued for matching contribution to 401(k)
      plan..................................................      1,096         902
    (Gain) loss on disposal & write-down of fixed assets....        (26)      1,060
    Provision for deferred income taxes.....................      3,003      (1,927)
    Minority interests and other............................       (408)        679
    Effect of pooled companies included in more than one
      period................................................       (285)     (4,881)
    Changes in assets and liabilities, net of effects of
      purchases of businesses:
      Increase in accounts receivable, net..................    (57,944)    (23,879)
      (Increase) decrease in work-in-process, prepaid and
        other...............................................    (11,823)      3,392
      Increase in deferred commissions and fees.............     12,838       2,513
      Decrease in accounts payable and accrued
        liabilities.........................................    (28,134)     (2,126)
                                                              ---------   ---------
    Total adjustments.......................................    (60,412)    (12,320)
                                                              ---------   ---------
      Net cash used in operating activities.................    (57,362)    (13,023)
                                                              ---------   ---------
Cash flows from investing activities:
    Capital expenditures....................................    (18,394)    (10,125)
    Other...................................................        140         (18)
    Payments for purchases of businesses, net of cash
      acquired..............................................    (12,091)    (12,030)
                                                              ---------   ---------
      Net cash used in investing activities.................    (30,345)    (22,173)
                                                              ---------   ---------
Cash flows from financing activities:
    Borrowings under line of credit and proceeds from
      issuance of debt......................................    117,662     324,647
    Repayments under line of credit and principal payments
      on debt...............................................   (173,960)   (311,946)
    Net proceeds from issuance of common stock..............    594,238       1,440
    Cash received from the exercise of employee stock
      options...............................................     12,330       5,939
    Other...................................................        295          30
    Redemption of preferred stock...........................         --      (2,000)
    Dividends paid by pooled entities.......................     (4,390)     (3,236)
    Payments on capitalized leases..........................     (1,073)     (1,093)
                                                              ---------   ---------
      Net cash provided by financing activities.............    545,102      13,781
                                                              ---------   ---------
Effect of exchange rate changes on cash.....................     (1,463)        670
                                                              ---------   ---------
Net increase (decrease) in cash and cash equivalents........    455,932     (20,745)
Cash and cash equivalents, beginning of period..............     64,599      79,868
                                                              ---------   ---------
Cash and cash equivalents, end of period....................  $ 520,531   $  59,123
                                                              =========   =========

    See accompanying notes to supplemental consolidated condensed financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED
                              FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION

    The supplemental consolidated condensed interim financial statements included herein have been prepared by TMP Worldwide Inc. ("TMP" or the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

    These statements reflect all adjustments, consisting of normal recurring adjustments that, in the opinion of management, are necessary for fair presentation of the information contained herein. It is suggested that these supplemental consolidated condensed financial statements be read in conjunction with (i) the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and (ii) the supplemental consolidated financial statements included elsewhere herein. The Company follows the same accounting policies in preparation of interim reports.

    During the period of January 1, 2000 through March 31, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock of each entity for a total of 1,699,123 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "First Quarter 2000 Mergers"):

                                                                                           NUMBER OF
ENTITY                                   BUSINESS SEGMENT           ACQUISITION DATE   TMP SHARES ISSUED
------                           ---------------------------------  -----------------  -----------------
HW Group PLC...................  Selection & Temporary Contracting  February 16, 2000        715,769
Microsurf, Inc.................  Interactive                        February 16, 2000        684,462
Burlington Wells, Inc..........  Selection & Temporary Contracting  February 29, 2000         52,190
Illsley Bourbonnais............  Executive Search                   March 1, 2000            246,702

    During the period of April 1, 2000 through June 30, 2000, the Company consummated mergers with the following companies in transactions that provided for the exchange of all of the outstanding stock of each entity for a total of 3,117,169 shares of TMP common stock. Such transactions were accounted for as poolings of interests (the "Second Quarter 2000 Mergers"):

                                                                                           NUMBER OF
ENTITY                                   BUSINESS SEGMENT           ACQUISITION DATE   TMP SHARES ISSUED
------                           ---------------------------------  -----------------  -----------------
System One Services, Inc.......  Selection & Temporary Contracting  April 3, 2000          1,022,257
GTR Advertising................  Recruitment Advertising            April 4, 2000             54,041
Virtual Relocation.com, Inc....  Interactive                        May 9, 2000              947,916
Business Technologies Ltd......  Interactive                        May 17, 2000             205,703
Simpatix, Inc..................  Interactive                        May 31, 2000             152,500
Rollo Associates, Inc..........  Executive Search                   May 31, 2000             110,860
Web Technology Partners,
  Inc..........................  Interactive                        May 31, 2000             623,892

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION (CONTINUED)
    The Company's consolidated financial statements have been retroactively restated as of March 31, 2000 and 1999 and for the three months ended March 31, 2000 and 1999 to reflect the Second Quarter 2000 Mergers. As a result, the financial position, and statements of income (loss), comprehensive income (loss) and cash flows are presented as if the combining companies had been consolidated for all periods presented. In addition, the consolidated statements of stockholders' equity reflect the accounts of TMP as if the additional common stock issued in connection with with these mergers had been issued for all periods when each of the related companies had issued their shares and for the amounts that reflect the exchange ratios of the mergers. In accordance with generally accepted accounting principles, the supplemental consolidated financial statements will become the historical financial statements of the Company upon issuance of the financial statements for the period that includes the consummation of the Second Quarter 2000 Mergers.

    In the supplemental consolidated balance sheets, the balance sheets of TMP as of March 31, 2000, have been combined with those of the Second Quarter 2000 Mergers and those as of December 31, 1999 and 1998 have been combined with those of the First Half 2000 Mergers as of March 31, 2000 and December 31, 1999 and 1998 except for the following: Illsley Bourbonnais, for which the balance sheets as of January 31, 2000 and 1999 are combined with those of TMP as of December 31, 1999 and 1998, respectively; Business Technologies Ltd. ("BTL"), for which the balance sheets as of July 31, 1999 and 1998 are combined with those of TMP as of December 31, 1998 and 1998, respectively; HW Group PLC ("HW"), for which the balance sheet as of March 31, 1999 is combined with that of TMP as of December 31, 1998.

    The supplemental consolidated statements of income (loss) combine the results of TMP for the three months ended March 31, 2000 and 1999 with those of the Second Quarter 2000 Mergers and each year in the three year period ended December 31, 1999 with those of the First Half Mergers all for the same periods except for the following: Illsley Bourbonnais, for which the statements of income (loss) for the years ended January 31, 2000, 1999 and 1998 are included in the statements of income (loss) for the years ended December 31, 1999, 1998 and 1997, respectively; BTL, for which the statements of income (loss) for the years ended July 31, 1999, 1998 and 1997 are included in the statements of income (loss) for the years ended December 31, 1999, 1998 and 1997, respectively; HW, for which the statements of income (loss) for the years ended March 31, 1999 and 1998 are included in the statements of income (loss) for the years ended December 31, 1998 and 1997, respectively.

    The results of Illsley Bourbonnais for the month ended January 31, 2000 are included in both the supplemental consolidated statement of income (loss) for the year ended December 31, 1999 and in the supplemental consolidated condensed statement of income (loss) for the three months ended March 31, 2000. Therefore the following amounts have been included in both periods: (a) commissions and fees of $1,019 and (b) net income of $285, with no impact on earnings per share. Additionally, due to immateriality, the results of BTL for the period August 1, 1999 through December 31, 1999 have not been included in the supplemental consolidated statement of income (loss) for the year ended December 31, 1999 because the results of BTL for its fiscal year ended July 31, 1999 were included in the supplemental consolidated condensed statement of income (loss) for the year ended December 31, 1999, including commissions and fees of $314 and net income $50. BTL's results for the three months ended March 31, 2000 were included

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION (CONTINUED) in the supplemental consolidated condensed statement of income (loss) for the three months ended March 31, 2000. In addition, the results of HW, for the three months ended March 31, 1999 are included in the supplemental consolidated statements of income (loss) in both years ended December 31, 1999 and 1998, and the effects on both periods on (a) commissions and fees was $11,075, (b) net income was $1,893 and (c) diluted earnings per share was $0.02.

    In addition, for the period April 1, 1999 through March 31, 2000 the Company completed 22 acquisitions using the purchase method of accounting. Given the significant number of acquisitions affecting the periods presented, the results of operations from period to period may not necessarily be comparable. Furthermore, results of operations for the interim periods are not necessarily indicative of annual results.

    Amounts charged to clients for Temporary Contracting services are reported net of the costs paid to the temporary contractor. The details for such amounts are:

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                          -------------------
                                                            2000       1999
                                                          --------   --------
Temporary Contracting revenue...........................  $121,571   $107,709
Temporary Contracting costs.............................    95,943     87,245
                                                          --------   --------
Temporary Contracting, billings and commissions and
  fees..................................................  $ 25,628   $ 20,464
                                                          ========   ========

    On January 27, 2000, in connection with its third public offering, the Company issued an aggregate of, on a post-split basis, 8,000,000 shares of common stock at a purchase price of $77 5/16 per share. The offering was completed in February 2000. The net proceeds from this offering were $594.2 million, and approximately $82 million was used to pay down debt on the Company's credit line. The remainder is being invested in short and medium term interest bearing instruments until used for acquisitions, strategic equity investments and general corporate purposes.

    Basic earnings per share assumes no dilution, and is computed by dividing income available to common and Class B common stockholders by the weighted average number of common and Class B common shares outstanding during each period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants, and contingent shares, based on the treasury stock method of computing such effects.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 1--BASIS OF PRESENTATION (CONTINUED)
    A reconciliation of shares used in calculating basic and diluted earnings per common and Class B common share follows:

                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                            -------------------
                                                              2000       1999
                                                            --------   --------
                                                              (IN THOUSANDS)
Basic.....................................................   92,399     83,065
Effect of assumed conversion of options...................    7,916          *
                                                            -------    -------
Diluted...................................................  100,315     83,065
                                                            =======    =======

------------------------

* Effect of the conversion of stock options is anti-dilutive. The number of options is approximately 3,755.

NOTE 2--NATURE OF BUSINESS AND CREDIT RISK

    The Company operates in five business segments: Interactive (including Monster.com-SM- and MonsterMoving.com-SM-), Recruitment Advertising, Selection & Temporary Contracting, Executive Search and Yellow Page Advertising, which now also includes full service interactive advertising and marketing technology services through IN2. The Company's commissions and fees are earned from the following activities: (i) advertisements placed on its career and other websites, (ii) resume and other database access, (iii) executive placement services, (iv) mid-level employee selection and temporary contracting services,
(v) selling and placing recruitment advertising and related services,
(vi) resume screening services and (vii) selling and placing Yellow Page Advertising and related services. These services are provided to a large number of customers in many different industries. The Company operates principally throughout North America, the United Kingdom, Continental Europe and the Asia-Pacific Region (primarily Australia and New Zealand).

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS

ACQUISITIONS ACCOUNTED FOR USING THE POOLING OF INTERESTS METHOD

    During the period of April 1, 2000 through June 30, 2000, the Company completed the following mergers which provided for the exchange of all of the outstanding stock of each entity for a total of 3,117,169 shares of TMP common stock. Such transactions were accounted for as poolings of interests.

                                                                                          NUMBER OF TMP
ENTITY                       BUSINESS SEGMENT     GEOGRAPHIC REGION   ACQUISITION DATE    SHARES ISSUED
------                     ---------------------  -----------------  ------------------   -------------
System One Services,
  Inc....................  Selection & Temporary  North America      April 3, 2000          1,022,257
                           Contracting
GTR Advertising..........  Recruitment            North America      April 4, 2000             54,041
                           Advertising
Virtual Relocation.com,    Interactive            North America      May 9, 2000              947,916
  Inc....................
Business Technologies
  Ltd....................  Interactive            United Kingdom     May 17, 2000             205,703
Simpatix, Inc............  Interactive            North America      May 31, 2000             152,500
Rollo Associates, Inc....  Executive Search       North America      May 31, 2000             110,860
Web Technology Partners,
  Inc....................  Interactive            North America      May 31, 2000             623,892

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
    Commissions and fees, net income (loss) applicable to common and Class B common stockholders and net income (loss) per common and Class B common share of the combining companies are as follows:

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
COMMISSIONS AND FEES:
TMP, as previously reported on Form 10-Q for the period
  ended March 31                                              $244,003   $182,059
  System One Services, Inc..................................     9,431      7,017
  GTR Advertising...........................................       799        787
  Virtual Relocation.com, Inc...............................       663        155
  Business Technologies Ltd.................................       244        197
  Simpatix, Inc.............................................       111        (11)
  Rollo Associates, Inc.....................................       812        767
  Web Technology Partners, Inc..............................     1,347        551
                                                              --------   --------
TMP, as restated............................................  $257,410   $191,522
                                                              ========   ========
NET INCOME (LOSS) APPLICABLE TO COMMON AND CLASS B COMMON
  STOCKHOLDERS:
  TMP, as previously reported on Form 10-Q for the period
    ended March 31                                            $  7,386   $    (46)
  System One Services, Inc..................................    (2,684)      (689)
  GTR Advertising...........................................       126        147
  Virtual Relocation.com, Inc...............................    (2,402)      (359)
  Business Technologies Ltd.................................        74         29
  Simpatix, Inc.............................................      (114)      (149)
  Rollo Associates, Inc.....................................       417        271
  Web Technology Partners, Inc..............................       247         93
                                                              --------   --------
TMP, as restated............................................  $  3,050   $   (703)
                                                              ========   ========
NET INCOME (LOSS) PER COMMON AND CLASS B COMMON SHARE:
Basic
TMP, as previously reported on Form 10-Q for the period
  ended March 31............................................  $   0.08   $     --
TMP, as restated............................................  $   0.03   $  (0.01)

Diluted
TMP, as previously reported on Form 10-Q for the period
  ended March 31............................................  $   0.08   $     --
TMP, as restated............................................  $   0.03   $  (0.01)

MERGER & INTEGRATION COSTS INCURRED WITH POOLING OF INTERESTS TRANSACTIONS

    Merger and integration costs are expenses incurred in connection with business combinations accounted for under the pooling of interests method of accounting. In general, merger costs are comprised of transaction costs (such as advisory, legal and accounting fees, printing costs and costs incurred for the subsequent registration of shares in connection with the transactions) and stay bonuses. Integration costs

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED) are those associated with the elimination of redundant facilities and personnel, integration of the operations of the pooled entities and acceleration of benefits and separation pay in accordance with pre-existing contractual change in control provisions.

    In connection with pooling of interests transactions completed prior to March 31, 2000, the Company expensed merger and integration costs of $8,674. Of this amount $3,607 is for merger costs and $5,067 is for integration costs. The merger costs for the period ended March 31, 2000 consist of (a) $2,323 of non-cash employee stay bonuses and (b) $1,284 of transaction related costs, including legal, accounting, printing and advisory fees and the costs incurred for the subsequent registration of shares issued in the acquisitions. The $5,067 of integration costs consist of: (a) $2,544 for assumed obligations of closed facilities, (b) $2,871 for consolidation of acquired facilities and (c) $121 for severance, relocation and other employee costs, partially offset by a $469 recovery of a reserve for receivables. See schedule of Accrued Integration and Restructuring Costs in the section below.

    During the three months ended March 31, 1999, the Company expensed merger and integration costs of $4,687 which were related to the pooling of interests transactions with Johnson, Smith & Knisely Inc., The Consulting Group (International) Limited, and Morgan & Banks Limited, and are comprised of transactions costs and the amortization of employee stay bonuses.

ACQUISITIONS ACCOUNTED FOR USING THE PURCHASE METHOD

    In addition to the pooling of interests transactions discussed above, in the three month period ended March 31, 2000, the Company completed four acquisitions using the purchase method of accounting, two Selection & Temporary Contracting firms and two Recruitment Advertising firms. The total amount of cash paid for these acquisitions was approximately $14.4 million. In addition, the Company issued 247,098 shares of common stock in connection with certain of the above mentioned acquisitions. Operations of these businesses have been included in the consolidated financial statements from their acquisition dates.

    The summarized unaudited pro forma results of operations set forth below for the three month periods ended March 31, 2000 and 1999 and the year ended December 31, 1999 assume the acquisitions in 2000 and 1999 occurred as of the beginning of the year of acquisition and the beginning of the preceding year.

                                                              THREE MONTHS ENDED     YEAR ENDED
                                                                   MARCH 31,        DECEMBER 31,
                                                              -------------------   ------------
                                                                2000       1999         1999
                                                              --------   --------   ------------
Commissions and fees........................................  $258,540   $204,670     $907,657
Net income (loss) applicable to common and Class B common
  stockholders..............................................  $  3,163   $    238     $ (6,245)
Net income (loss) per common and Class B common share:
  Basic.....................................................  $   0.03   $     --     $  (0.08)
  Diluted...................................................  $   0.03   $     --     $  (0.08)

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
    The unaudited pro forma results of operations are not necessarily indicative of what actually would have occurred if the acquisitions had been completed at the beginning of each of the periods presented, nor are the results of operations necessarily indicative of the results that will be attained in the future.

ACCRUED INTEGRATION AND RESTRUCTURING COSTS

    In connection with its acquisitions, the Company formulated plans to integrate the operations of the acquired companies. Such plans involve the closure of certain offices of such companies and the elimination of redundant management and employees. The objectives of the plans are to take advantage of the Company's existing operating infrastructure and efficiencies or to develop efficiencies from the infrastructure of the acquired companies, and to create a single brand in the related markets in which the Company operates.

    In connection with such plans, in the three months ended March 31, 2000, the Company (i) expensed, as part of merger and integration expenses, $5,067, for companies acquired in transactions accounted for as poolings of interests and
(ii) increased goodwill by $1,078 for companies acquired in transactions accounted for under the purchase method. In addition, in 1999 LAI formulated plans to close its London, England and Hong Kong offices. In connection with these office closings, LAI charged earnings for the quarter ended March 31, 1999 for $2,789 and established restructuring reserves.

    These costs and liabilities include:

                                                           ADDITIONS                 DEDUCTIONS
                                        BALANCE      ---------------------   --------------------------    BALANCE
                                      DECEMBER 31,   CHARGED TO              APPLIED AGAINST              MARCH 31,
                                          1999        GOODWILL    EXPENSED    RELATED ASSET    PAYMENTS     2000
                                      ------------   ----------   --------   ---------------   --------   ---------
Assumed obligations on closed leased
  facilities........................     $ 9,564       $   --      $2,544          $ --        $(1,408)    $10,700(a)
Consolidation of acquired
  facilities........................       8,715          141       2,871            --           (927)     10,800(b)
Contracted lease payments exceeding
  current market costs..............         562           --          --            --            (33)        529(c)
Severance, relocation and other
  employee costs....................         954          937         121            --           (462)      1,550(d)
Provision for uncollectible
  receivables.......................          --           --        (469)          469             --          --
Pension obligations.................       1,658           --          --            --             --       1,658(e)
                                         -------       ------      ------          ----        -------     -------
Total...............................     $21,453       $1,078      $5,067          $469        $(2,830)    $25,237
                                         =======       ======      ======          ====        =======     =======

------------------------

(a) Accrued liabilities for surplus property in the amount of $10,700 as of March 31, 2000 relate to leased office locations of acquired companies that were either unutilized prior to the acquisition date or will be closed by December 31, 2000 in connection with the restructuring plans. The amount is based on the present value of minimum future lease obligations, net of estimated sublease income.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 3--BUSINESS COMBINATIONS (CONTINUED)
(b) Other costs associated with the closure or consolidation of existing offices of acquired companies in the amount of $10,800 as of March 31, 2000 relate to termination costs of contracts relating to billing systems, external reporting systems and other contractual arrangements with third parties.

(c) Above market lease costs in the amount of $529 as of March 31, 2000 relate to the present value of contractual lease payments in excess of current market lease rates.

(d) Estimated employee severance and relocation expenses and other employee costs in the amount of $1,550 as of March 31, 2000 relate to estimated severance for terminated employees at closed locations, costs associated with employees transferred to continuing offices and other related costs. Employee groups affected include sales, service, administrative and management personnel at duplicate locations as well as redundant management and administrative personnel at corporate headquarters. As of March 31, 2000, the accrual related to approximately 50 employees, senior management, sales, service and administrative personnel. During the quarter ended March 31, 2000, payments of $462 were made for severance and charged against the reserve.

(e) Pension obligations in the amount of $1,658 were assumed in connection with the acquisition of Austin Knight.

    The Company continues to evaluate and assess the impact of duplicate responsibilities and office locations. Pursuant to the conclusions reached by the Emerging Issues Task Force ("EITF") of the FASB in EITF Issues No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," and No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," in connection with the finalization of preliminary plans relating to purchased entities, additions to restructuring reserves within one year of the date of acquisition are treated as additional purchase price but costs incurred resulting from plan revisions made after the first year will be charged to operations in the period in which they occur.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 4--SEGMENT AND GEOGRAPHIC DATA

    The Company is engaged in five lines of business based primarily on the reporting of senior management to the Chief Operating Officer: Interactive (including Monster.com(sm) and MonsterMoving.com(sm)), Recruitment Advertising, Selection & Temporary Contracting, Executive Search and Yellow Page Advertising, which now also includes full service interactive advertising services provided by IN2. Operations are conducted in several geographic regions: North America, the Asia-Pacific Region (primarily Australia and New Zealand), the United Kingdom and Continental Europe. The following is a summary of the Company's operations by business segment and by geographic region, for the three months ended March 31, 2000 and 1999. Overhead is allocated based on retroactively restated commissions and fees.

                                                   INTERACTIVE                                  SELECTION &
                                     ---------------------------------------      RECRUITMENT    TEMPORARY    EXECUTIVE
INFORMATION BY BUSINESS SEGMENT      MONSTER.COM(SM)   MONSTERMOVING.COM(SM)      ADVERTISING   CONTRACTING    SEARCH
-------------------------------      ---------------   ---------------------      -----------   -----------   ---------
Three months ended
  March 31, 2000
Commissions and fees:
  Traditional sources..............      $    --              $    --               $46,513       $77,816      $39,007
  Interactive......................       58,061                2,073                 5,782         2,468           --
                                         -------              -------               -------       -------      -------
  Total commissions and fees.......       58,061                2,073                52,295        80,284       39,007
                                         -------              -------               -------       -------      -------
Operating expenses:
  Salaries & related, office &
    general, marketing & promotion,
    and overhead...................           --                   --                40,467        77,950       38,241
  Interactive (a)..................       48,288                4,609                 4,816         1,820           --
  Merger & integration.............           --                   75                   143         5,739        2,533
  Amortization of intangibles......           60                    7                 1,277           933          274
                                         -------              -------               -------       -------      -------
Total operating expenses...........       48,348                4,691                46,703        86,442       41,048
                                         -------              -------               -------       -------      -------
Operating income (loss):
  Traditional sources..............           --                   --                 4,626        (6,806)      (2,041)
  Interactive......................        9,713               (2,618)                  966           648           --
                                         -------              -------               -------       -------      -------
Total operating income (loss)......      $ 9,713              $(2,618)              $ 5,592       $(6,158)     $(2,041)
                                         =======              =======               =======       =======      =======
Total other income, net............            *                    *                     *             *            *
Income before provision for income
  taxes, minority interests and
  equity in losses of affiliates...            *                    *                     *             *            *

                                       YELLOW
                                        PAGE
INFORMATION BY BUSINESS SEGMENT      ADVERTISING    TOTAL
-------------------------------      -----------   --------
Three months ended
  March 31, 2000
Commissions and fees:
  Traditional sources..............    $23,300     $186,636
  Interactive......................      2,390       70,774
                                       -------     --------
  Total commissions and fees.......     25,690      257,410
                                       -------     --------
Operating expenses:
  Salaries & related, office &
    general, marketing & promotion,
    and overhead...................     17,820      174,478
  Interactive (a)..................      2,548       62,081
  Merger & integration.............        184        8,674
  Amortization of intangibles......      1,084        3,635
                                       -------     --------
Total operating expenses...........     21,636      248,868
                                       -------     --------
Operating income (loss):
  Traditional sources..............      4,212           (9)
  Interactive......................       (158)       8,551
                                       -------     --------
Total operating income (loss)......    $ 4,054        8,542
                                       =======
Total other income, net............          *        1,707
                                                   --------
Income before provision for income
  taxes, minority interests and
  equity in losses of affiliates...          *     $ 10,249
                                                   ========

------------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 4--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                   INTERACTIVE                                  SELECTION &
                                     ---------------------------------------      RECRUITMENT    TEMPORARY    EXECUTIVE
INFORMATION BY BUSINESS SEGMENT      MONSTER.COM(SM)   MONSTERMOVING.COM(SM)      ADVERTISING   CONTRACTING    SEARCH
-------------------------------      ---------------   ---------------------      -----------   -----------   ---------
Three months ended
  March 31, 1999
Commissions and fees:
  Traditional sources..............      $    --              $   --                $46,425       $57,433     $ 41,513
  Interactive......................       16,446               1,081                  2,826         1,322           --
                                         -------              ------                -------       -------     --------
Total commissions and fees.........       16,446               1,081                 49,251        58,755       41,513
                                         -------              ------                -------       -------     --------
Operating expenses:
  Salaries & related, office &
    general, marketing & promotion,
    and overhead...................           --                  --                 38,145        52,600       49,250
  Interactive (a)..................       17,980               1,475                  1,623         1,073           --
  Merger & integration.............           --                  --                     79         2,483        2,125
  Restructuring....................           --                  --                     --            --        2,789
  Amortization of intangibles......           58                   3                  1,693           489          210
                                         -------              ------                -------       -------     --------
Total operating expenses...........       18,038               1,478                 41,540        56,645       54,374
                                         -------              ------                -------       -------     --------
Operating income (loss):
  Traditional sources..............           --                  --                  6,508         1,861      (12,861)
  Interactive......................       (1,592)               (397)                 1,203           249           --
                                         -------              ------                -------       -------     --------
Total operating income (loss)......      $(1,592)             $ (397)               $ 7,711       $ 2,110     $(12,861)
                                         =======              ======                =======       =======     ========
Total other expense, net...........            :                   *                      *             *            *
Loss before (benefit) for income
  taxes, minority interests and
  equity in losses of affiliates...            *                   *                      *             *            *

                                       YELLOW
                                        PAGE
INFORMATION BY BUSINESS SEGMENT      ADVERTISING    TOTAL
-------------------------------      -----------   --------
Three months ended
  March 31, 1999
Commissions and fees:
  Traditional sources..............    $23,795     $169,166
  Interactive......................        681       22,356
                                       -------     --------
Total commissions and fees.........     24,476      191,522
                                       -------     --------
Operating expenses:
  Salaries & related, office &
    general, marketing & promotion,
    and overhead...................     15,905      155,900
  Interactive (a)..................        532       22,683
  Merger & integration.............         --        4,687
  Restructuring....................         --        2,789
  Amortization of intangibles......        636        3,089
                                       -------     --------
Total operating expenses...........     17,073      189,148
                                       -------     --------
Operating income (loss):
  Traditional sources..............      7,254        2,762
  Interactive......................        149         (388)
                                       -------     --------
Total operating income (loss)......    $ 7,403        2,374
                                       =======
Total other expense, net...........          *       (3,673)
                                                   --------
Loss before (benefit) for income
  taxes, minority interests and
  equity in losses of affiliates...          *     $ (1,299)
                                                   ========

------------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                  NOTES TO SUPPLEMENTAL CONSOLIDATED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

NOTE 4--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                            ASIA-      UNITED    CONTINENTAL
INFORMATION BY GEOGRAPHIC REGION           NORTH AMERICA   PACIFIC    KINGDOM      EUROPE       TOTAL
--------------------------------           -------------   --------   --------   -----------   --------
Three months ended
  March 31, 2000
  Commissions and fees...................     $147,486     $42,601    $37,017      $30,306     $257,410
  Income (loss) before income taxes,
    minority interests and equity in
    losses of affiliates.................     $  7,966     $ 3,458    $(4,897)     $ 3,722     $ 10,249
Three months ended
  March 31, 1999
  Commissions and fees...................     $103,124     $35,743    $32,467      $20,188     $191,522
  Income (loss) before income taxes,
    minority interests and equity in
    losses of affiliates.................     $(14,319)    $ 3,172    $ 4,979      $ 4,869     $ (1,299)

NOTE 5--SUBSEQUENT EVENTS

    During May and June 2000, the Company entered into merger agreements whereby it acquired all of the outstanding shares of a mid-market Selection firm located in the Netherlands and MoveCentral, Inc., located in the U.S., which will become part of MonsterMoving.com(sm). These transactions were completed using the purchase method of accounting, with the aggregate purchase price of $24.9 million paid with 51,906 shares and approximately $21.8 million in cash.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We have audited the accompanying supplemental consolidated balance sheets of TMP Worldwide Inc. and Subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related supplemental consolidated statements of income (loss), comprehensive income (loss), stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. The supplemental consolidated financial statements give retroactive effect to the mergers of the Company with HW Group PLC on February 16, 2000; Microsurf, Inc. on February 16, 2000; Burlington Wells, Inc. on February 29, 2000; Illsley Bourbonnais on March 1, 2000; System One Services, Inc. on April 3, 2000; GTR Advertising on April 4, 2000; Virtual Relocation.com, Inc. on May 9, 2000; Business Technologies Ltd. on May 17, 2000; Simpatix, Inc. on May 31, 2000; Rollo Associates, Inc. on May 31, 2000; and Web Technology Partners, Inc. on May 31, 2000, which have been accounted for as poolings of interests as described in Notes 1 and 5 to the supplemental consolidated financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Morgan & Banks Limited as of December 31, 1998 and for the years ended December 31, 1998 and March 31, 1998 which were combined with the Company's financial statements as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, which financial statements reflect total assets of approximately $52.3 million as of December 31, 1998 and total commissions & fees of approximately $255.4 million and $235.8 million for the years ended December 31, 1998 and March 31, 1998, respectively. Those financial statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Morgan & Banks Limited, is based solely on the report of the other auditor. We did not audit the financial statements of LAI Worldwide, Inc. and subsidiaries as of February 28, 1999 and for each of the two years in the period ended February 28, 1999 which were combined with the Company's financial statements as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, which financial statements reflect total assets of approximately $103.8 million as of February 28, 1999 and total commissions & fees of approximately $61.8 million and $86.8 million for each of the two years in the period ended February 28, 1999, respectively. Those financial statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for LAI Worldwide, Inc. and subsidiaries, is based solely on the report of the other auditor. We did not audit the consolidated financial statements of System One Services, Inc. and subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 which were combined with the Company's financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which financial statements reflect total assets of approximately $56.6 million and $46.6 million as of December 31, 1999 and 1998 and total commissions and fees of $15.5 million, $23.2 million and $33.6 million for each of the three years in the period ended December 31, 1999. Those financial statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for System One Services, Inc. and subsidiaries is based solely on the report of the other auditor.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the reports of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of TMP Worldwide Inc. and Subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, after giving retroactive effect to the mergers referred to above, in conformity with generally accepted accounting principles.

                                          /s/ BDO SEIDMAN, LLP

                                          BDO SEIDMAN, LLP

New York, New York
June 26, 2000

                  INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS
                           OF MORGAN & BANKS LIMITED

SCOPE

    We have audited the financial statements of Morgan & Banks Limited for the financial years ended 31 December 1998 and 31 March 1998. The financial statements include the consolidated accounts of the economic entity, comprising the company and the entities it controlled at the year's end or from time to time during the financial year. The company's directors are responsible for the preparation and presentation of these financial statements and the information they contain. We have conducted an independent audit of the financial statements and the information they contain in order to express an opinion on them to the members of the company.

    Our audit has been conducted in accordance with Australian Auditing Standards, which are substantially the same as generally accepted auditing standards in the United States of America, to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian Accounting Standards and other mandatory professional reporting requirements and statutory requirements so as to present a view which is consistent with our understanding of the company's and the economic entity's financial position and the results of its operations and its cash flows.

    The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

    In our opinion, the financial statements of Morgan & Banks Limited are properly drawn up:

    (a) so as to give a true and fair view of the state of affairs as at 31 December 1998, the profit for the financial years ended on 31 December 1998 and 31 March 1998 and the cash flows for the nine month period ended 31 December 1998, and the year ended 31 March 1998, of the company and the economic entity;

    (b) in accordance with applicable Australian Accounting Standards and other mandatory professional reporting requirements.

/s/ PANNELL KERR FORSTER                       /s/ A.P. WHITING
--------------------------------------------   --------------------------------------------
Pannell Kerr Forster                           A.P. Whiting
Chartered Accountants                          PARTNER
New South Wales Partnership
SYDNEY, 15 APRIL 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To LAI Worldwide, Inc.:

    We have audited the consolidated balance sheet of LAI Worldwide, Inc. (a Florida corporation) and subsidiaries as of February 28, 1999, and the related consolidated statements of operations, stockholders' equity, comprehensive income and cash flows for each of the two years in the period ended February 28, 1999 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LAI Worldwide, Inc. and subsidiaries as of February 28, 1999, and the results of their operations and their cash flows for each of the two years in the period ended February 28, 1999, in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

Tampa, Florida
April 7, 1999

INDEPENDENT AUDITORS' REPORT

To the Stockholders
  System One Services, Inc.:

We have audited the consolidated balance sheets of System One Services, Inc. and subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements (not presented separately herein) present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Certified Public Accountants

Tampa, Florida
February 4, 2000

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                 1999        1998
                                                              ----------   --------
                                      ASSETS
Current assets:
  Cash and cash equivalents.................................  $   64,599   $ 79,868
  Accounts receivable, net..................................     462,595    380,240
  Work-in-process...........................................      25,632     19,300
  Prepaid and other.........................................      60,019     38,572
                                                              ----------   --------
    Total current assets....................................     612,845    517,980
Property and equipment, net.................................      80,839     81,986
Deferred income taxes.......................................      25,237      9,114
Intangibles, net............................................     311,873    266,544
Other assets................................................      22,434     20,057
                                                              ----------   --------
                                                              $1,053,228   $895,681
                                                              ==========   ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $  364,951   $287,828
  Accrued expenses and other current liabilities............     134,838    117,165
  Accrued integration and restructuring costs...............      21,453     16,747
  Deferred commissions and fees.............................      72,298     15,736
  Deferred income taxes.....................................          --      3,671
  Current portion of long-term debt.........................      11,068     16,267
                                                              ----------   --------
    Total current liabilities...............................     604,608    457,414
Long-term debt, less current portion........................     100,098    146,722
Other long-term liabilities.................................      30,726     25,852
                                                              ----------   --------
  Total liabilities.........................................     735,432    629,988
                                                              ----------   --------
Minority interests..........................................           9        509
                                                              ----------   --------
Stockholders' equity:
  Preferred stock, $.001 par value, authorized 800,000
    shares; issued and outstanding: none....................          --         --
  Common stock, $.001 par value, authorized 200,000,000
    shares; issued and outstanding: 81,359,671 and
    77,231,265, shares, respectively........................          81         77
  Class B common stock, $.001 par value, authorized
    39,000,000 shares; issued and outstanding: 4,762,000
    shares..................................................           5          5
  Additional paid-in capital................................     367,857    291,075
  Other comprehensive loss..................................      (4,899)    (3,627)
  Unamortized stock-based compensation......................          --     (2,732)
  Deficit...................................................     (45,257)   (19,614)
                                                              ----------   --------
    Total stockholders' equity..............................     317,787    265,184
                                                              ----------   --------
                                                              $1,053,228   $895,681
                                                              ==========   ========

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

             SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (LOSS)

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Commissions and fees........................................  $869,207   $744,517   $610,762
                                                              --------   --------   --------
Operating expenses:
  Salaries & related........................................   496,926    430,316    344,956
  Office & general..........................................   205,165    184,905    160,027
  Marketing & promotion.....................................    74,647     29,737     13,665
  Merger & integration......................................    63,054     22,412         --
  Restructuring.............................................     2,789      3,543         --
  Amortization of intangibles...............................    12,532     11,070      6,913
  CEO special bonus.........................................        --      1,250      1,500
                                                              --------   --------   --------
  Total operating expenses..................................   855,113    683,233    527,061
                                                              --------   --------   --------
Operating income............................................    14,094     61,284     83,701
                                                              --------   --------   --------
Other income (expense):
  Interest expense..........................................   (21,288)   (18,596)   (14,523)
  Interest income...........................................     8,361      5,720      4,021
  Other, net................................................    (2,906)    (2,057)       814
                                                              --------   --------   --------
                                                               (15,833)   (14,933)    (9,688)
                                                              --------   --------   --------
Income (loss) before provision for income taxes, minority
  interests and equity in losses of affiliates..............    (1,739)    46,351     74,013
Provision for income taxes..................................     6,908     16,884     22,805
                                                              --------   --------   --------
Income (loss) before minority interests and equity in losses
  of affiliates.............................................    (8,647)    29,467     51,208
Minority interests..........................................       107         28        296
Equity in losses of unconsolidated affiliates...............      (300)      (396)       (33)
                                                              --------   --------   --------
Net income (loss)...........................................    (9,054)    29,043     50,879
Preferred stock dividends...................................        --         --       (123)
                                                              --------   --------   --------
Net income (loss) applicable to common and Class B common
  stockholders..............................................  $ (9,054)  $ 29,043   $ 50,756
                                                              ========   ========   ========
Net income (loss) per common and Class B common share:
  Basic.....................................................  $  (0.11)  $   0.36   $   0.67
                                                              ========   ========   ========
  Diluted...................................................  $  (0.11)  $   0.35   $   0.66
                                                              ========   ========   ========
Weighted average shares outstanding:
  Basic.....................................................    84,250     81,638     75,857
                                                              ========   ========   ========
  Diluted...................................................    84,250     83,494     77,134
                                                              ========   ========   ========

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

      SUPPLEMENTAL CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Net income (loss)...........................................  $ (9,054)  $29,043    $50,879
Foreign currency translation adjustment.....................    (1,272)   (2,343)    (4,174)
                                                              --------   -------    -------
Comprehensive income (loss).................................  $(10,326)  $26,700    $46,705
                                                              ========   =======    =======

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                    CLASS B
                                         COMMON STOCK,           COMMON STOCK,
                                        $.001 PAR VALUE         $.001 PAR VALUE      ADDITIONAL       OTHER       UNAMORTIZED
                                     ---------------------   ---------------------    PAID-IN     COMPREHENSIVE   STOCK-BASED
                                       SHARES      AMOUNT      SHARES      AMOUNT     CAPITAL     INCOME (LOSS)   COMPENSATION
                                     ----------   --------   ----------   --------   ----------   -------------   ------------
Balance, January 1, 1997...........  43,101,486     $43      29,575,082     $30       $128,503       $ 2,890          $ --
  Issuance of common stock for
    purchase of minority interest
    in subsidiary..................     123,696      --              --      --          1,000            --            --
  Issuance of common stock in
    connection with acquisitions...     367,394      --              --      --          9,286            --            --
  Conversion of Class B shares.....   2,400,000       3      (2,400,000)     (3)
  Public offerings of pooled
    companies......................   1,839,271       2              --      --         26,717            --            --
  Other issuance of common stock by
    pooled company.................      66,314      --              --      --          4,307            --            --
  Issuance of common stock.........   4,800,000       5              --      --         51,164            --            --
  Issuance of common stock in
    connection with the exercise of
    options........................     209,242      --              --      --            659            --            --
  Tax benefit of stock options
    exercised......................          --      --              --      --            175            --            --
  Issuance of common stock for
    matching contribution to 401(k)
    plan...........................      87,096      --              --      --            555            --            --
  Capital contribution from
    Principal Stockholder re: CEO
    bonus and other................          --      --              --      --          1,775            --            --
  Foreign currency translation
    adjustment.....................          --      --              --      --             --        (4,174)           --
  Dividends and redemption premium
    preferred stock................          --      --              --      --             --            --            --
  Dividends declared by pooled
    companies......................          --      --              --      --             --            --            --
  Net income.......................          --      --              --      --             --            --            --
                                     ----------     ---      ----------     ---       --------       -------          ----
Balance, December 31, 1997.........  52,994,499     $53      27,175,082     $27       $224,141       $(1,284)         $ --
                                     ==========     ===      ==========     ===       ========       =======          ====


                                                    TOTAL
                                                STOCKHOLDERS'
                                     DEFICIT       EQUITY
                                     --------   -------------
Balance, January 1, 1997...........  $(46,939)     $ 84,527
  Issuance of common stock for
    purchase of minority interest
    in subsidiary..................        --         1,000
  Issuance of common stock in
    connection with acquisitions...        --         9,286
  Conversion of Class B shares.....                      --
  Public offerings of pooled
    companies......................        --        26,719
  Other issuance of common stock by
    pooled company.................        --         4,307
  Issuance of common stock.........        --        51,169
  Issuance of common stock in
    connection with the exercise of
    options........................        --           659
  Tax benefit of stock options
    exercised......................        --           175
  Issuance of common stock for
    matching contribution to 401(k)
    plan...........................        --           555
  Capital contribution from
    Principal Stockholder re: CEO
    bonus and other................        --         1,775
  Foreign currency translation
    adjustment.....................        --        (4,174)
  Dividends and redemption premium
    preferred stock................      (123)         (123)
  Dividends declared by pooled
    companies......................   (30,664)      (30,664)
  Net income.......................    50,879        50,879
                                     --------      --------
Balance, December 31, 1997.........  $(26,847)     $196,090
                                     ========      ========

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   CLASS B
                                        COMMON STOCK,           COMMON STOCK,
                                       $.001 PAR VALUE         $.001 PAR VALUE       ADDITIONAL       OTHER       UNAMORTIZED
                                    ---------------------   ----------------------    PAID-IN     COMPREHENSIVE   STOCK-BASED
                                      SHARES      AMOUNT      SHARES       AMOUNT     CAPITAL     INCOME (LOSS)   COMPENSATION
                                    ----------   --------   -----------   --------   ----------   -------------   ------------
Balance, December 31, 1997........  52,994,499     $53       27,175,082     $27       $224,141       $(1,284)       $    --
  Issuance of common stock in
    connection with the exercise
    of options....................     419,898       1               --      --          1,494            --             --
  Tax benefit of stock options
    exercised.....................          --      --               --      --            407            --             --
  Capital contribution from
    Principal Stockholder re: CEO
    bonus and other...............          --      --               --      --          1,250            --             --
  Issuance of common stock in
    connection with
    acquisitions..................     402,812      --               --      --          5,546            --             --
  Issuance of compensatory
    options.......................          --      --               --      --            295            --             --
  Issuance of common stock by
    pooled companies..............   1,005,712       1               --      --         46,042            --             --
  Repurchase and cancellation of
    common stock..................    (574,704)     (1)              --      --           (668)           --             --
  Conversion of Class B shares....  22,413,082      22      (22,413,082)    (22)            --            --             --
  Issuance of common stock for
    compensation..................     515,420       1               --      --         11,941            --         (3,308)
  Issuance of common stock for
    matching contribution to
    401(k) plan...................      54,546      --               --      --            627            --             --
  Amortization of stock based
    compensation..................          --      --               --      --             --            --            576
  Pooled companies' earnings
    included in both current and
    previous years................          --      --               --      --             --            --             --
  Pooled company's losses,
    excluded from statement of
    income (loss).................          --      --               --      --             --            --             --
  Foreign currency translation
    adjustment....................          --      --               --      --             --        (2,343)            --
  Dividends declared by pooled
    companies.....................          --      --               --      --             --            --             --
  Net income......................          --      --               --      --             --            --             --
                                    ----------     ---      -----------     ---       --------       -------        -------
Balance, December 31, 1998........  77,231,265     $77        4,762,000     $ 5       $291,075       $(3,627)       $(2,732)
                                    ==========     ===      ===========     ===       ========       =======        =======


                                                   TOTAL
                                               STOCKHOLDERS'
                                    DEFICIT       EQUITY
                                    --------   -------------
Balance, December 31, 1997........  $(26,847)     $196,090
  Issuance of common stock in
    connection with the exercise
    of options....................        --         1,495
  Tax benefit of stock options
    exercised.....................        --           407
  Capital contribution from
    Principal Stockholder re: CEO
    bonus and other...............        --         1,250
  Issuance of common stock in
    connection with
    acquisitions..................        --         5,546
  Issuance of compensatory
    options.......................        --           295
  Issuance of common stock by
    pooled companies..............        --        46,043
  Repurchase and cancellation of
    common stock..................        --          (669)
  Conversion of Class B shares....        --            --
  Issuance of common stock for
    compensation..................        --         8,634
  Issuance of common stock for
    matching contribution to
    401(k) plan...................        --           627
  Amortization of stock based
    compensation..................        --           576
  Pooled companies' earnings
    included in both current and
    previous years................    (3,182)       (3,182)
  Pooled company's losses,
    excluded from statement of
    income (loss).................       873           873
  Foreign currency translation
    adjustment....................        --        (2,343)
  Dividends declared by pooled
    companies.....................   (19,501)      (19,501)
  Net income......................    29,043        29,043
                                    --------      --------
Balance, December 31, 1998........  $(19,614)     $265,184
                                    ========      ========

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                    CLASS B
                                         COMMON STOCK,           COMMON STOCK,
                                        $.001 PAR VALUE         $.001 PAR VALUE      ADDITIONAL       OTHER       UNAMORTIZED
                                     ---------------------   ---------------------    PAID-IN     COMPREHENSIVE   STOCK-BASED
                                       SHARES      AMOUNT      SHARES      AMOUNT     CAPITAL     INCOME (LOSS)   COMPENSATION
                                     ----------   --------   ----------   --------   ----------   -------------   ------------
Balance, December 31, 1998.........  77,231,265     $77       4,762,000     $ 5       $291,075       $(3,627)       $(2,732)
  Issuance of common stock in
    connection with the exercise of
    options........................   2,230,990       2              --      --         19,044            --             --
  Tax benefit of stock options
    exercised......................          --      --              --      --         11,869            --             --
  Issuance of common stock in
    connection with acquisitions...     928,619       1              --      --         24,275            --             --
  Issuance of compensatory
    options........................          --      --              --      --            680            --             --
  Issuance of common stock for
    matching contribution to 401(k)
    plan...........................      42,954      --              --      --            902            --             --
  Forfeiture of stock-based
    compensation due to departure
    of employees of pooled
    entity.........................          --      --              --      --         (1,033)           --          1,033
  Issuance of common stock for
    employee stay bonuses..........     462,772       1              --      --          7,048            --             --
  Issuance of common stock for
    purchase of minority
    interest.......................      38,862      --              --      --          1,210            --             --
  Tax benefit in connection with
    taxable pooling of interests...          --      --              --      --          6,400            --             --
  Public offering of shares........     424,209      --              --      --          6,387            --             --
  Accelerated vesting of stock
    based compensation.............          --      --              --      --             --            --          1,699
  Pooled companies' losses included
    in both current and previous
    years..........................          --      --              --      --             --            --             --
  Foreign currency translation
    adjustment.....................          --      --              --      --             --        (1,272)            --
  Dividends declared by pooled
    companies......................          --      --              --      --             --            --             --
  Net loss.........................          --      --              --      --             --            --             --
                                     ----------     ---      ----------     ---       --------       -------        -------
Balance, December 31, 1999.........  81,359,671     $81       4,762,000     $ 5       $367,857       $(4,899)
                                                                                                                    $   ---
                                     ==========     ===      ==========     ===       ========       =======
                                                                                                                    =======


                                                    TOTAL
                                                STOCKHOLDERS'
                                     DEFICIT       EQUITY
                                     --------   -------------
Balance, December 31, 1998.........  $(19,614)     $265,184
  Issuance of common stock in
    connection with the exercise of
    options........................        --        19,046
  Tax benefit of stock options
    exercised......................        --        11,869
  Issuance of common stock in
    connection with acquisitions...        --        24,276
  Issuance of compensatory
    options........................        --           680
  Issuance of common stock for
    matching contribution to 401(k)
    plan...........................        --           902
  Forfeiture of stock-based
    compensation due to departure
    of employees of pooled
    entity.........................        --            --
  Issuance of common stock for
    employee stay bonuses..........        --         7,049
  Issuance of common stock for
    purchase of minority
    interest.......................        --         1,210
  Tax benefit in connection with
    taxable pooling of interests...        --         6,400
  Public offering of shares........        --         6,387
  Accelerated vesting of stock
    based compensation.............        --         1,699
  Pooled companies' losses included
    in both current and previous
    years..........................     1,941         1,941
  Foreign currency translation
    adjustment.....................        --        (1,272)
  Dividends declared by pooled
    companies......................   (18,530)      (18,530)
  Net loss.........................    (9,054)       (9,054)
                                     --------      --------
Balance, December 31, 1999.........  $(45,257)     $317,787
                                     ========      ========

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                     YEAR ENDED DECEMBER 31,
                                                              -------------------------------------
                                                                 1999          1998         1997
                                                              -----------   -----------   ---------
Cash flows from operating activities:
  Net income (loss).........................................  $    (9,054)  $    29,043   $  50,879
                                                              -----------   -----------   ---------
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization of property and
      equipment.............................................       26,987        22,564      16,301
    Amortization of intangibles.............................       12,532        11,070       6,913
    Amortization of deferred compensation in connection with
      employee stay bonuses.................................        7,489         4,358          --
    Provision for doubtful accounts.........................       14,527         6,394       4,211
    Net loss on disposal and write-off of fixed assets......       12,118         2,907          --
    Common stock issued for matching contribution to 401(k)
      plan and employee stay bonuses........................        7,950         8,939         627
    Provision (benefit) for deferred income taxes...........       (4,831)       (1,307)      6,393
    CEO bonus and indemnity payment.........................           --         1,250       1,775
    Minority interests and other............................          243           330          19
    Effect of pooled companies' losses (earnings) included
      in more than one period...............................        1,941        (3,182)         --
    Effect of pooled company excluded from the periods
      presented.............................................           --           873          --
    Changes in assets and liabilities, net of effects from
      purchases of businesses:
      Increase in accounts receivable, net..................      (85,434)      (19,269)    (30,560)
      Increase in work-in-process, prepaid and other........      (15,790)      (14,971)     (5,116)
      Increase in deferred commissions and fees.............       56,762         7,464       4,036
      Increase in accounts payable, accrued expenses and
        other current liabilities...........................       70,080        15,703       6,960
                                                              -----------   -----------   ---------
  Total adjustments.........................................      104,574        43,123      11,559
                                                              -----------   -----------   ---------
      Net cash provided by operating activities.............       95,520        72,166      62,438
                                                              -----------   -----------   ---------
Cash flows from investing activities:
  Payments pursuant to notes and advances to Principal
    Stockholder.............................................           --            --      (3,064)
  Repayments from Principal Stockholder.....................           --            --      14,477
  Capital expenditures......................................      (42,982)      (35,116)    (33,191)
  Payments for purchases of businesses, net of cash
    acquired................................................      (28,010)      (36,979)    (83,660)
  Purchases of short and long term investments..............         (150)      (38,271)         --
  Sales of short term investments...........................          101        39,047          --
  Investment in life insurance, net.........................          (38)       (1,985)     (1,797)
  Proceeds from sale of assets..............................        9,749           648          78
  Cash paid for non-compete agreements......................         (101)           --          --
  Advances by pooled entities to officers and affiliates....         (140)       (1,207)     (2,210)
                                                              -----------   -----------   ---------
      Net cash used in investing activities.................      (61,571)      (73,863)   (109,367)
                                                              -----------   -----------   ---------
Cash flows from financing activities:
  Payments on capitalized leases............................       (3,492)       (4,010)     (2,975)
  Borrowings under line of credit and proceeds from issuance
    of long-term debt.......................................    1,308,315     1,055,594     741,919
  Repayments under line of credit and principal payments on
    long-term debt..........................................   (1,358,383)   (1,055,582)   (707,040)
  Net proceeds from stock issuance..........................        6,387        46,043      77,888
  Cash received from the exercise of employee stock
    options.................................................       19,046         1,495         659
  Repurchase of common stock................................           --            --         (77)
  Redemption of minority interest and preferred stock
    (including premium).....................................       (2,000)           --      (5,238)
  Dividends on preferred stock..............................           --            --        (123)
  Capital contribution from former owner of pooled
    company.................................................          194            13          15
  Dividends paid by pooled companies........................      (18,530)      (21,453)    (29,415)
                                                              -----------   -----------   ---------
      Net cash provided by (used in) financing activities...      (48,463)       22,100      75,613
                                                              -----------   -----------   ---------
Effect of exchange rate changes on cash.....................         (755)         (165)       (303)
                                                              -----------   -----------   ---------
Net increase (decrease) in cash and cash equivalents........      (15,269)       20,238      28,381
Cash and cash equivalents, beginning of year................       79,868        59,630      31,249
                                                              -----------   -----------   ---------
Cash and cash equivalents, end of year......................  $    64,599   $    79,868   $  59,630
                                                              ===========   ===========   =========

   See accompanying notes to supplemental consolidated financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION

    TMP Worldwide Inc. ("TMP" or the "Company") is the successor to businesses formerly conducted by TMP Worldwide Inc. and subsidiaries ("Old TMP"), Worldwide Classified Inc. and subsidiaries ("WCI"), McKelvey Enterprises, Inc. and subsidiaries ("MEI") and certain other entities under the control of Andrew J. McKelvey (the "Principal Stockholder"). Immediately prior to the reorganization, the Principal Stockholder owned 100% of the common stock of MEI (which owned approximately 86% of the common stock of Old TMP) and approximately 33% of the common stock of WCI. In addition to his approximately 33% ownership of WCI, the Principal Stockholder had voting proxy on the remaining outstanding shares of WCI.

    WCI was organized in 1993 to sell Recruitment Advertising. On December 9, 1996, Old TMP, which sells Yellow Page Advertising, merged into MEI. Thereafter, WCI merged into MEI, MEI then merged into Telephone Marketing Programs Incorporated and MEI acquired the outstanding minority interest of a subsidiary (the "1996 Mergers"). Concurrent with the 1996 Mergers, Telephone Marketing Programs Incorporated changed its name to TMP Worldwide Inc.

    Due to the control of these companies by the Principal Stockholder, the companies have been consolidated on a retroactive basis in a manner similar to a pooling of interests, the interests previously owned by the Principal Stockholder are carried at predecessor basis, and in December 1996 (i) goodwill in the amount of approximately $1.6 million was recorded for the issuance of 542,556 shares of common stock of the Company to Old TMP stockholders who had been previously issued shares of Old TMP in exchange for their minority interests in certain operating subsidiaries in which they were original owners and, accordingly, were considered to have made a substantive investment, and is based on an initial public offering price of $7.00 per share, less approximately $2.2 million previously recorded on the issuance of these shares, and (ii) special compensation in the amount of approximately $52.0 million was recorded for the issuance of 7,169,580 shares of common stock of the Company to Old TMP, WCI and the MEI subsidiary stockholders in exchange for their shares in those companies which they had received for nominal or no consideration, as employees or as management of businesses financed substantially by the Principal Stockholder and, accordingly, were not considered to have made substantive investments for their minority shares, and is based on an initial public offering price of $7.00 per share. The minority stockholders of Old TMP had received compensation in lieu of their share of earnings of Old TMP in exchange for waiving their rights to such earnings, and WCI and the MEI subsidiary had cumulative losses. Accordingly, no amounts were attributable to these minority interests in the accompanying consolidated financial statements.

    In addition, in 1996, the Principal Stockholder sold or contributed to the Company his majority interests, and in one case a 49% interest, in five companies primarily engaged in yellow page and Internet-based advertising. Due to the element of common control of these companies, all of these transactions have been accounted for in a manner similar to a pooling of interests and each of the five companies has been included in the accompanying consolidated financial statements from their respective dates of acquisition by the Principal Stockholder.

    For the period April 1, 1998 through December 31, 1999, the Company completed 20 mergers which were accounted for as poolings of interests. The seven that the Company completed prior to April 1, 1999 are Johnson, Smith & Knisely Inc. ("JSK"), TASA Holding AG ("TASA"), Stackig, Inc. ("Stackig"), Recruitment Solutions Inc., Sunquest L.L.C. d.b.a. The SMART Group and The Consulting Group (International) Limited ("TCG"), in 1998 (the "1998 Mergers"); and Morgan & Banks Limited ("M&B")

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED) in January 1999: (the "M&B Merger"). In connection with these mergers, the Company issued 17,578,910 shares of our common stock in exchange for all of the outstanding common stock of these seven companies. From April 1, 1999 to June 30, 1999, the Company completed pooling of interests mergers (the "Second Quarter 1999 Mergers") with six companies Interquest, Pty. Limited ("Interquest"), LIDA Advertising Inc. ("LIDA"), Maes & Lunau ("M&L"), IN2, Inc. ("IN2"), Lemming & LeVan, Inc. ("L&L"), and Yellow Pages Unlimited, Inc. ("YPU"), (the "Second Quarter 1999 Pooled Companies") (the "Second Quarter 1999 Mergers"). In connection with the Second Quarter 1999 Mergers the Company issued a total of 1,800,480 shares of TMP common stock in exchange for all of the outstanding stock of the Second Quarter 1999 Pooled Companies. In addition, from July 1, 1999 through September 30, 1999, the Company completed pooling of interests mergers (the "Third Quarter 1999 Mergers") with five companies, Cameron-Newell Advertising, Inc. ("CNA"), Brook Street Bureau (QLD) Pty Ltd, ("Brook St."), LAI Worldwide, Inc. ("LAI"), Fox Advertising Inc. ("Fox") and Lampen Group Limited ("Lampen") ("the Third Quarter 1999 Pooled Companies"). In connection with the Third Quarter 1999 Mergers the Company issued a total of 4,306,914 shares of TMP common stock in exchange for all of the outstanding stock of the Third Quarter 1999 Pooled Companies. From October 1, 1999 through December 31, 1999, the Company completed mergers with two companies, Highland Search Group L.L.C. ("Highland") and TMC S.r.l. ("Amrop Italy") (the "Fourth Quarter 1999 Pooled Companies"), which provided for the exchange of all of the outstanding stock of such companies for a total of 1,517,226 shares of TMP common stock and which were accounted for as poolings of interests (the "Fourth Quarter 1999 Mergers").

    The consolidated financial statements of the Company reflect the effect of the 1996 Mergers, the 1998 Mergers, the M & B Merger, the Second Quarter 1999 Mergers, the Third Quarter 1999 Mergers and the Fourth Quarter 1999 Mergers, because such mergers have been accounted for as poolings of interests (see Note
5). As a result, the financial position, statements of income (loss), comprehensive income (loss) and cash flows included herein are presented as if the combining companies had been consolidated for all periods presented. The consolidated statements of stockholders' equity reflect the accounts of TMP as if the additional common stock issued in connection with the 1998 and 1999 Mergers had been issued for all periods presented.

    During the period of January 1, 2000 through June 30, 2000, the Company completed mergers with eleven companies which were accounted for as poolings of interests (the "First Half 2000 Mergers"): HW Group PLC; Microsurf, Inc.; Burlington Wells, Inc.; Illsley Bourbonnais; System One Services, Inc.; GTR Advertising; Virtual Relocation.com, Inc.; Business Technologies, Ltd.; Simpatix, Inc.; Rollo Associates, Inc.; and Web Technology Partners, Inc. In connection with these mergers, the Company issued 4,816,292 shares of TMP common stock in exchange for all the outstanding common stock of these eleven companies.

    Consequently, the Company's consolidated financial statements have been retroactively restated as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, to reflect the consummation of the 1996 Mergers, the 1998 Mergers, the M&B Merger, the Second Quarter 1999 Mergers, the Third Quarter 1999 Mergers, the Fourth Quarter 1999 Mergers and the First Half 2000 Mergers because such mergers have been accounted for as poolings of interests (see Note 5). As a result, the financial position, and statements of income (loss), comprehensive income (loss) and cash flows are presented as if the combining companies had been consolidated for all periods presented. In addition, the consolidated statements of stockholders' equity reflect the accounts of TMP as if the additional common

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED) stock issued in connection with each of the aforementioned combinations included in the First Half 2000 Mergers had been issued in the periods when each of the related companies had issued shares and for the amounts that reflect the exchange ratios of the mergers. In accordance with generally accepted accounting principles, the supplemental consolidated financial statements will become the historical financial statements of the Company upon issuance of the financial statements for the period that includes the consummation of the First Half 2000 Mergers.

    In the supplemental consolidated balance sheets, the balance sheets of TMP as of March 31, 2000 has been combined with those of the Second Quarter 2000 Mergers and those as of December 31, 1999 and 1998 have been combined with those of the First Half 2000 Mergers all as of March 31, 2000 and December 31, 1999 and 1998 except for the following: Illsley Bourbonnais, for which the balance sheets as of January 31, 2000 and 1999 are combined with those of TMP as of December 31, 1999 and 1998, respectively; Business Technologies Ltd. ("BTL"), for which the balance sheets as of July 31, 1999 and 1998 are combined with those of TMP as of December 31, 1998 and 1998, respectively; HW Group PLC ("HW"), for which the balance sheet as of March 31, 1999 is combined with that of TMP as of December 31, 1998.

    The supplemental consolidated statements of income (loss) combine the results of TMP for the three months ended March 31, 2000 and 1999 with those of the Second Quarter 2000 Mergers and each year in the three year period ended December 31, 1999 with those of the First Half Mergers all for the same periods except for the following: Illsley Bourbonnais, for which the statements of income (loss) for the years ended January 31, 2000, 1999 and 1998 are included in the statements of income (loss) for the years ended December 31, 1999, 1998 and 1997, respectively; BTL, for which the statements of income (loss) for the years ended July 31, 1999, 1998 and 1997 are included in the statements of income (loss) for the years ended December 31, 1999, 1998 and 1997, respectively; HW, for which the statements of income (loss) for the years ended March 31, 1999 and 1998 are included in the statements of income (loss) for the years ended December 31, 1998 and 1997, respectively.

    Furthermore, the results of Illsley Bourbonnais for the month ended January 31, 2000 are included in both the supplemental consolidated statements of income
(loss) for the year ended December 31, 1999 and in the supplemental consolidated condensed statement of income (loss) for the three months ended March 31, 2000. Therefore the following amounts have been included in both periods: (a) commissions & fees of $1,019 and (b) net income of $285, with no impact on earnings per share. Additionally, due to immateriality, the results of BTL for the period August 1, 1999 through December 31, 1999 have not been included in the supplemental consolidated condensed statement of income (loss) for the year ended December 31, 1999 because the results of BTL for its fiscal year ended July 31, 1999 were included in the supplemental consolidated condensed statement of income (loss) for the year ended December 31, 1999, including commissions and fees of $314 and net income of $50. BTL's results for the three months ended March 31, 2000 were included in the supplemental consolidated condensed statement of income (loss) for the three months ended March 31, 2000. In addition, the results of HW, for the three months ended March 31, 1999 are included in the supplemental consolidated statements of income (loss) in both years ended December 31, 1999 and 1998, and the effects on both periods on (a) commissions and fees was $11,075, (b) net income was $1,893 and (c) diluted earnings per share was $0.02.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all of its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in unconsolidated affiliates are accounted for using the equity method when the Company owns at least 20% but no more than 50% of such affiliates. Under the equity method, the Company records its proportionate share of profits and losses based on its percentage interest in these affiliates.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of commissions & fees and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the following estimated useful lives:

                                                               YEARS
                                                              --------
Buildings and improvements..................................    5-32
Furniture and equipment.....................................    3-10
Capitalized software costs..................................     3-5
Computed equipment..........................................     3-7
Transportation equipment....................................    3-18

    Leasehold improvements are amortized over their estimated useful lives or the lives of the related leases, whichever is shorter.

INTANGIBLES

    Intangibles represent acquisition costs in excess of the fair value of net tangible assets of businesses purchased and consist primarily of the value of ongoing client relationships and goodwill. These costs are being amortized over periods ranging from three to thirty years on a straight-line basis.

LONG-LIVED ASSETS

    Long-lived assets, such as ongoing client relationships, goodwill and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. Impairment losses have been recorded as Merger and Integration Costs (see Note 5).

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

    The financial position and results of operations of the Company's foreign subsidiaries are determined using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in the other comprehensive loss account in stockholders' equity. Gains and losses resulting from foreign currency transactions are included in other income (expense).

COMMISSIONS AND FEES RECOGNITION AND WORK-IN-PROCESS

    The Company earns fees for the placement of advertisements on the Internet, primarily its careers Web site, Monster.com(sm). Such website related fees are recognized over the length of the advertising agreement, typically one to six months. The amounts not recognized are reported on the balance sheet as deferred commissions and fees. The Company also derives commissions and fees for advertisements placed in telephone directories, newspapers and other media, plus associated fees for related services. Commissions and fees are generally recognized upon placement date for newspapers and other media and on publication close date for yellow page advertisements. The Company also earns fees for Executive Search services. Commissions and fees are recognized as clients are billed. Billings begin with the client's acceptance of a contract. A retainer equal to 33( 1/)(3)% of a candidate's first year estimated annual cash compensation is billed in equal installments over three consecutive months (at which time, in general, the retainer has been substantially earned). A final invoice is issued in the event that the candidate's actual compensation package exceeds the original estimate. For Selection, a fee equal to between 20% and 30% of a candidate's first year estimated annual cash compensation is billed in equal installments over three consecutive months (the average length of time needed to successfully complete an assignment). Temporary Contracting commission and fees are recorded when earned.

    The amounts charged to clients for Temporary Contracting services are reported after deducting the costs of the temporary contractors. The details for such amounts are (in thousands):

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Temporary contracting Revenue...............................  $471,588   $394,077   $313,595
Temporary contracting Costs.................................   379,666    318,155    253,658
                                                              --------   --------   --------
Temporary contracting Billings/Commissions and fees.........  $ 91,922   $ 75,922   $ 59,937
                                                              ========   ========   ========

    The Company's quarterly commissions and fees are affected by the cyclical nature of its operating segments. The timing of yellow page directory closings is currently concentrated in the third quarter. However, yellow page publishers may change the timing of directory publications which may have an effect on the Company's quarterly results. The Company's Yellow Page Advertising results are also affected by commissions earned for volume placements for the year, which are typically reported in the fourth quarter. Amounts reported in the three months ended December 31, 1999, 1998 and 1997 for commissions on volume placements were $0.1 million, $0.9 million and $2.2 million, respectively. The Company's quarterly commissions and fees for Recruitment Advertising are typically highest in the first quarter and lowest in

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the fourth quarter; however, the cyclicality in the economy and the Company's clients' employment needs have an overriding impact on the Company's quarterly results in Recruitment Advertising.

    Direct operating costs incurred that relate to future commissions and fees, principally for yellow page advertisements, are deferred (recorded as work-in-process in the accompanying consolidated balance sheets) and are subsequently charged to expense when the directories are closed for publication and the related commission is recognized as income.

INCOME TAXES

    The provision for income taxes is computed on the pretax income (loss) based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

NATURE OF BUSINESS AND CREDIT RISK

    The Company operates in five business segments: Interactive (including Monster.com(SM) and MonsterMoving.com(SM)), Relocation Services, Recruitment Advertising, Selection & Temporary Contracting, Executive Search and Yellow Pages Advertising which now also includes full service interactive advertising and marketing technology services through IN2. The Company's commissions and fees are earned from the following activities: (a) advertisements placed on its careers and other websites, (b) resume and other database access, (c) executive placement services, (d) mid level employee selection and temporary contracting services, (e) selling and placing recruitment advertising and related services,
(f) resume screening services and (g) selling and placing Yellow Page Advertising and related services. These services are provided to a large number of customers in many different industries. The Company operates principally throughout North America, the United Kingdom, Continental Europe and the Asia/Pacific Region (primarily Australia and New Zealand).

    Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable. The Company performs continuing credit evaluations of its customers and does not require collateral. For the most part, the Company has not experienced significant losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

    The carrying amount reported for long-term debt approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
STOCK-BASED COMPENSATION

    The Company accounts for its stock option awards under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company makes pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied as required by SFAS No. 123, "Accounting for Stock-Based Compensation."

EARNINGS PER SHARE

    Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants. The Company's Board of Directors authorized a 2-for-1 split of its common stock in the form of a stock dividend, effective February 29, 2000. All shares and per share amounts in the accompanying consolidated financials statements have been restated to give effect to the stock split.

    A reconciliation of shares used in calculating basic and diluted earnings per common and Class B common share follows (in thousands):

December 31, 1999:
Basic.......................................................   84,250
Effect of assumed conversion of stock options...............        *
                                                               ------
Diluted.....................................................   84,250
                                                               ======
December 31, 1998:
Basic.......................................................   81,638
Effect of assumed conversion of stock options...............    1,856
                                                               ------
Diluted.....................................................   83,494
                                                               ======
December 31, 1997:
Basic.......................................................   75,857
Effect of assumed conversion of stock options...............    1,277
                                                               ------
Diluted.....................................................   77,134
                                                               ======

------------------------

* Effect of the conversion of stock options outstanding is anti-dilutive. The number of options is approximately 4,307.

STATEMENTS OF CASH FLOWS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
COMPREHENSIVE INCOME

    Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company's only other item of comprehensive income (loss) is foreign currency translation adjustments.

POSTRETIREMENT BENEFITS

    In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS No. 132 in 1998 did not have a material impact on the Company's financial statement disclosures.

CAPITALIZED SOFTWARE COSTS

    The Company capitalizes certain incurred software development costs in accordance with, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position No. 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). Costs incurred during the application-development stage for software bought and further customized by outside vendors for the Company's use and software developed by a vendor for the Company's proprietary use have been capitalized. Costs incurred for the Company's own personnel who are directly associated with software development are capitalized. Capitalized software costs are being amortized over periods of 3 to 5 years.

EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    During 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which had an initial adoption date by the Company of January 1, 2000. During the second quarter of 1999, the FASB postponed the adoption date of SFAS No. 133 until January 1, 2001. The FASB further amended SFAS No. 133 in June 2000. SFAS No. 133 requires that all derivative financial instruments be recorded on the consolidated balance sheets at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive earnings, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses on derivative instruments reported in other comprehensive earnings will be reclassified as earnings in the periods in which earnings are affected by the hedged item. The Company does not expect the adoption of this statement to have a significant impact on the Company's results of operations, financial position or cash flows.

    In 1999, the SEC issued Staff Accounting Bulletin No. 101 dealing with revenue recognition which is effective in the fourth quarter of 2000. The Company does not expect its adoption to have a material effect on the Company's financial statements.

    In 2000, the Emerging Issues Task Force ("EITF") of the FASB issued EITF Issue No. 00-2, "Website Development Costs," which established guidelines for accounting for website development costs and is effective for quarters beginning after June 30, 2000. Although the Company is still evaluating its impact, the Company does not believe its adoption will have a significant effect on its financial statements.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 3--ACCOUNTS RECEIVABLE, NET

    Accounts receivable, net consists of the following:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Trade...................................................  $476,688   $386,021
Earned commissions(a)...................................    11,422     12,811
                                                          --------   --------
                                                           488,110    398,832
Less: Allowance for doubtful accounts...................    25,515     18,592
                                                          --------   --------
Accounts receivable, net................................  $462,595   $380,240
                                                          ========   ========

------------------------

(a) Earned commissions receivable represent commissions on advertisements that have not been published, and relate to yellow page advertisements only. Upon publication of the related yellow page directories, the earned commissions plus the related advertising cost at December 31, 1999 and 1998 are recorded as accounts receivable of $66,648 and $67,955, respectively, and the related advertising costs are recorded as accounts payable of $55,226 and $55,144, respectively.

NOTE 4--PROPERTY AND EQUIPMENT, NET

    Property and equipment, net consists of the following:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
Capitalized software costs................................  $25,352    $16,301
Buildings and improvements................................    1,323      1,168
Furniture and equipment...................................   78,813     85,503
Leasehold improvements....................................   24,328     19,593
Transportation equipment..................................    5,956     12,018
Computer equipment........................................   39,493     22,286
                                                            -------    -------
                                                            175,265    156,869
Less: Accumulated depreciation and amortization...........   94,426     74,883
                                                            -------    -------
Property and equipment, net...............................  $80,839    $81,986
                                                            =======    =======

    Property and equipment includes equipment under capital leases at December 31, 1999 and 1998 with a cost of $8,032 and $13,726, respectively, and accumulated amortization of $6,000 and $7,084 respectively.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS

ACQUISITIONS ACCOUNTED FOR USING THE POOLING OF INTERESTS METHOD

    During the period of January 1, 1999 through December 31, 1999, the Company completed the following mergers which provided for the exchange of all of the outstanding stock of each entity for shares of TMP stock and are accounted for as poolings of interests (See Note 1):

                                                                  GEOGRAPHIC                      NUMBER OF TMP
ENTITY                                 BUSINESS SEGMENT             REGION      ACQUISITION DATE  SHARES ISSUED
------                          ------------------------------  --------------  ----------------  -------------
Morgan & Banks Limited........  Selection & Temporary           Asia-Pacific    January 28, 1999   10,296,582
                                Contracting
Interquest Pty Limited........  Selection & Temporary           Asia-Pacific    April 30, 1999        353,390
                                Contracting
LIDA Advertising, Inc.........  Yellow Page Advertising         North America   May 19, 1999          225,212
Maes & Lunau..................  Executive Search                Europe          May 20, 1999          220,000
IN2, Inc......................  Yellow Page Advertising         North America   May 28, 1999          578,062
Lemming & Levan, Inc..........  Executive Search                North America   May 28, 1999          245,816
Yellow Pages Unlimited, Inc...  Yellow Page Advertising         North America   May 28, 1999          178,000
Cameron-Newell Advertising,
  Inc.........................  Recruitment Advertising         North America   August 2, 1999        840,000
Brook St. Bureau Pty, Ltd.....  Selection & Temporary           Asia-Pacific    August 3, 1999        261,800
                                Contracting
LAI Worldwide, Inc............  Executive Search                North America   August 26, 1999     2,119,642
Fox Advertising, Inc..........  Yellow Page Advertising         North America   August 30, 1999       259,280
Lampen Group Limited..........  Selection & Temporary           Asia-Pacific &  August 31, 1999       826,192
                                Contracting                     United Kingdom
Highland Search Group           Executive Search                North America   October 21, 1999    1,398,666
  L.L.C.......................
TMC S.r.l. ("Amrop Italy")....  Executive Search                Europe          October 27, 1999      118,560

    The effects on the Company's financial statements as of December 31, 1998 and 1997 and for the years then ended of mergers accounted for as poolings of interests consummated during the year ended December 31, 1999 are reflected in the Company's financial statements as of December 31, 1998 and 1997 and for the years then ended as previously reported on the Company's Form 10-K for the year ended December 31, 1999.

    During the period of January 1, 2000 through June 30, 2000, the Company completed the following mergers which provided for the exchange of all of the outstanding stock of each entity for shares of TMP stock and are accounted for as poolings of interests (See Note 1):

                                                                GEOGRAPHIC                        NUMBER OF TMP
ENTITY                               BUSINESS SEGMENT             REGION       ACQUISITION DATE   SHARES ISSUED
------                         -----------------------------  --------------  ------------------  -------------
HW Group PLC.................  Selection & Temporary          United Kingdom  February 16, 2000       715,769
                               Contracting
Microsurf, Inc...............  Interactive                    North America   February 16, 2000       684,462
Burlington Wells, Inc........  Selection & Temporary          North America   February 29, 2000        52,190
                               Contracting
Illsley Bourbonnais..........  Executive Search               North America   March 1, 2000           246,702
System One Services, Inc.....  Selection & Temporary          North America   April 3, 2000         1,022,257
                               Contracting
GTR Advertising..............  Recruitment Advertising        North America   April 4, 2000            54,041
Virtual Relocation.com,        Interactive                    North America   May 9, 2000             947,916
  Inc........................
Business Technologies Ltd....  Interactive                    United Kingdom  May 17, 2000            205,703
Simpatix, Inc................  Interactive                    North America   May 31, 2000            152,500
Rollo Associates, Inc........  Executive Search               North America   May 31, 2000            110,860
Web Technology Partners,       Interactive                    North America   May 31, 2000            623,892
  Inc........................

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED)
    The effects of the First Half 2000 Mergers accounted for as poolings of interest transactions are summarized below:

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
COMMISSIONS AND FEES:
TMP, as previously reported on Form 10-K for the year ended
December 31, 1999...........................................  $765,805   $657,486   $541,828
  HW Group PLC..............................................    41,708     46,774     37,915
  Microsurf, Inc............................................     5,040      1,543        260
  Burlington Wells, Inc.....................................     2,705      2,101      1,390
  Illsley Bourbonnais.......................................     7,997      5,568      7,007
  System One Services, Inc..................................    33,573     23,212     15,454
  GTR Advertising...........................................     2,961      2,943      2,316
  Virtual Relocation.com, Inc...............................     1,353        168         15
  Business Technologies Ltd.................................       786        352         --
  Simpatix, Inc.............................................        37         (5)        --
  Rollo Associates, Inc.....................................     3,597      2,599      2,382
  Web Technology Partners, Inc..............................     3,645      1,776      2,195
                                                              --------   --------   --------
TMP, as restated............................................  $869,207   $744,517   $610,762
                                                              ========   ========   ========
NET INCOME (LOSS) APPLICABLE TO COMMON AND CLASS B COMMON
  SHAREHOLDERS:
TMP, as previously reported on Form 10-K for the year ended
December 31, 1999...........................................  $ (7,405)  $ 20,542   $ 41,831
  HW Group PLC..............................................    (3,664)     4,458      2,956
  Microsurf, Inc............................................       509        283        (84)
  Burlington Wells, Inc.....................................       336        309        220
  Illsley Bourbonnais.......................................     4,313      3,192      3,904
  System One Services, Inc..................................       (82)       168        868
  GTR Advertising...........................................       123        229        128
  Virtual Relocation.com, Inc...............................    (2,922)      (480)       (35)
  Business Technologies Ltd.................................       111         65         --
  Simpatix, Inc.............................................      (552)      (473)      (212)
  Rollo Associates, Inc.....................................       301        679        742
  Web Technology Partners, Inc..............................      (122)        71        438
                                                              --------   --------   --------
TMP, as restated............................................  $ (9,054)  $ 29,043   $ 50,756
                                                              ========   ========   ========

NET INCOME (LOSS) PER COMMON AND CLASS B COMMON
  SHAREHOLDERS:
Basic
TMP, as previously reported on Form 10-K for the period
  ended December 31, 1999...................................  $  (0.09)  $   0.27   $   0.58
TMP, as restated............................................  $  (0.11)  $   0.36   $   0.67

Diluted
TMP, as previously reported on Form 10-K for the period
  ended December 31, 1999...................................  $  (0.09)  $   0.26   $   0.57
TMP, as restated............................................  $  (0.11)  $   0.35   $   0.66

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED)
MERGER & INTEGRATION COSTS INCURRED WITH POOLING OF INTERESTS TRANSACTIONS

    In connection with pooling of interests transactions completed during 1999, the Company expensed merger & integration costs of which $16,792 was expensed in the fourth quarter and $63,054 was expensed for the twelve months ended December 31, 1999. Of this amount $27,442 is for merger costs and $35,612 is for integration costs.

    The merger costs for the year ended December 31, 1999 consist of (1) $5,944 of non-cash employee stay bonuses, which include (a) $4,826 for the amortization of $16,437 recorded as prepaid compensation and a corresponding long-term liability, being expensed over the course of a year from the date of grant for TMP shares set aside for key personnel of acquired companies who must remain employees of the Company for a full year in order to earn such shares, (b) $351 which is related to an option grant to employees of a pooled company and which represents the difference between the option price and the stock price on the day the options were granted and (c) $767 for TMP shares given to key personnel of a pooled company as employee stay bonuses, (2) $2,466 paid in cash to key personnel of pooled companies as employee stay bonuses, (3) $12,606 of transaction related costs, including legal, accounting, printing and advisory fees and the costs incurred for the subsequent registration of shares issued in the acquisitions and (4) $6,426 in severance costs for managers of pooled companies. The $35,612 of integration costs consist of: (a) $9,221 for assumed obligations of closed facilities, (b) $20,392 for consolidation of acquired facilities, (c) $3,172 for severance, relocation and other employee costs and
(d) a $2,827 provision for uncollectible accounts receivable. See schedule in Accrued Integration and Restructuring Costs below.

    In connection with the pooling of interests transactions completed during 1998, the Company expensed merger related costs of $22,412. The $22,412 of merger costs for the year ended December 31, 1998 consists of (1) $11,934 of non-cash employee stay bonuses, which included (a) $3,622 for the amortization of $5,986, recorded as prepaid compensation and a corresponding long-term liability, being expensed over the eighteen months from April 1, 1998 to September 30, 1999 for TMP shares set aside for key personnel of JSK and TCG who must remain employees of the Company for a full year in order to earn such shares and (b) $8,312 for TMP shares to key personnel of TASA, JSK, Stackig, the SMART Group, Recruitment Solutions and TCG as employee stay bonuses and (2) $1,461 of stay bonuses paid as cash to key personnel of the Pooled Companies and
(3) $9,017 of transaction related costs, including legal, accounting and advisory fees and the costs incurred for the subsequent registration of shares issued in the acquisitions.

ACQUISITIONS ACCOUNTED FOR USING THE PURCHASE METHOD

    In addition to the pooling of interests transactions discussed above, the Company has acquired 55 businesses (primarily Recruitment Advertising businesses) between January 1, 1997 and December 31, 1999 including, on August 26, 1997, all of the outstanding stock of Austin Knight Limited and subsidiaries ("Austin Knight") for approximately $47,200 net of approximately $11,500 of cash acquired relating to the sale, in July 1997, of real property by Austin Knight which had commissions & fees of approximately $47,600 for the year ended September 30, 1996. The total amount of cash paid and promissory notes and Common Stock of the Company issued for these acquisitions was approximately $59,030, $34,168 and $98,100 for 1999, 1998 and 1997, respectively. The shares of common stock issued by the Company in connection with certain of the above mentioned acquisitions were 928,619, 402,812 and 367,394 for 1999, 1998 and 1997, respectively. These acquisitions have been accounted for under the purchase method of

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED) accounting and accordingly, operations of these businesses have been included in the consolidated financial statements from their acquisition dates.

    On February 27, 1998, LAI completed the acquisition of Ward Howell International, Inc. ("WHI"). The purchase price was approximately $19,500 including $7,600 in notes payable and approximately $3,050 in LAI common stock. The remaining $8,850 of the purchase consideration was payable to the former WHI stockholders as of February 28, 1998 and is accrued for in the accompanying balance sheets. The acquisition was accounted for as a purchase with goodwill being recognized for the excess of the purchase amount over the fair market value of the assets acquired.

    On January 2, 1998, LAI acquired Chartwell Partners International, Inc. ("CPI"). The acquisition cost was approximately $3,100 and consisted of approximately $1,400 in cash, a $1,250 convertible subordinated note payable and $400 of LAI common stock. The acquisition was accounted for as a purchase with goodwill being recognized for the excess of the purchase amount over the fair value of the assets acquired. The convertible subordinated note is payable in three equal installments, plus accrued interest and bears interest at 6.75%. The subordinated note is convertible into shares of common stock at each anniversary at prices specified in the asset purchase agreement.

    The summarized unaudited pro forma results of operations set forth below for the years ended December 31, 1999 and 1998 assume the acquisitions in 1999 and 1998 occurred as of the beginning of the year of acquisition and the beginning of the preceding year.

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Total commissions and fees..............................  $887,723   $793,982
Net income (loss) applicable to common and Class B
  common stockholders...................................  $ (8,578)  $ 29,762
Net income (loss) per common and Class B common share:
  Basic.................................................  $  (0.10)  $   0.36
  Diluted...............................................  $  (0.10)  $   0.35

    The unaudited pro forma results of operations are not necessarily indicative of what actually would have occurred if the acquisitions had been completed at the beginning of each of the years presented, nor are the results of operations necessarily indicative of the results that will be attained in the future.

ACCRUED INTEGRATION AND RESTRUCTURING COSTS

    Pursuant to the conclusions reached by the Emerging Issues Task Force ("EITF") of the FASB in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)," and No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," in connection with the acquisitions and mergers made in 1997, 1998 and 1999, the Company formulated plans to integrate the operations of such companies. Such plans involve the closure of certain offices of the acquired and merged companies and the termination of certain management and employees. The objectives of the plans are to eliminate redundant facilities and personnel, and to create a single brand in the related markets in which the Company operates.

    In connection therewith the Company expensed $35,612 in 1999, relating to integration activities which are included in merger and integration expenses. In addition, in 1999 LAI formulated plans to close

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED) its London England and Hong Kong offices. In connection with these office closings, LAI charged earnings for the year ended December 31, 1999 and 1998 for $2,789 and $3,543, respectively. These costs and liabilities include:

                                                                                                DEDUCTIONS
                                                                      ADDITIONS         --------------------------
                                                   BALANCE      ---------------------       APPLIED                    BALANCE
                                                 DECEMBER 31,   CHARGED TO              AGAINST RELATED              DECEMBER 31,
                                                     1998        GOODWILL    EXPENSED        ASSET        PAYMENTS       1999
                                                 ------------   ----------   --------   ---------------   --------   ------------
YEAR ENDED DECEMBER 31, 1999
Assumed obligations on closed leased
  facilities...................................    $ 9,590        $  705     $ 9,737       $ (1,872)      $ (8,596)    $ 9,564(a)
Consolidation of acquired facilities...........      2,745         1,317      21,427         (6,704)       (10,070)      8,715(b)
Contracted lease payments exceeding current
  market costs.................................        707            --          --             --           (145)        562(c)
Severance, relocation and other employee
  costs........................................      1,952         1,359       4,410         (1,780)        (4,987)        954(d)
Provision for uncollectible receivable.........         --            --       2,827         (2,827)            --          --
Pension obligations............................      1,753            --          --             --            (95)      1,658(e)
                                                   -------        ------     -------       --------       --------     -------
Total..........................................    $16,747        $3,381     $38,401       $(13,183)      $(23,893)    $21,453
                                                   =======        ======     =======       ========       ========     =======

                                                                                                DEDUCTIONS
                                                                      ADDITIONS         --------------------------
                                                   BALANCE      ---------------------       APPLIED                    BALANCE
                                                 DECEMBER 31,   CHARGED TO              AGAINST RELATED              DECEMBER 31,
                                                     1997        GOODWILL    EXPENSED        ASSET        PAYMENTS       1998
                                                 ------------   ----------   --------   ---------------   --------   ------------
YEAR ENDED DECEMBER 31, 1998
Assumed obligations on closed leased
  facilities...................................    $ 7,830       $   767     $ 2,423       $     --       $ (1,430)    $ 9,590
Consolidation of acquired facilities...........      2,521         5,720          --             --         (5,496)      2,745
Contracted lease payments exceeding current
  market costs.................................        783            73          --             --           (149)        707
Severance, relocation and other employee
  costs........................................      4,017         3,357       1,120             --         (6,542)      1,952
Provision for uncollectible receivable.........         --            --          --             --             --          --
Pension obligations............................      1,650           103          --             --             --       1,753
                                                   -------       -------     -------       --------       --------     -------
Total..........................................    $16,801       $10,020     $ 3,543       $     --       $(13,617)    $16,747
                                                   =======       =======     =======       ========       ========     =======

                                                                                                DEDUCTIONS
                                                                      ADDITIONS         --------------------------
                                                   BALANCE      ---------------------       APPLIED                    BALANCE
                                                 DECEMBER 31,   CHARGED TO              AGAINST RELATED              DECEMBER 31,
                                                     1996        GOODWILL    EXPENSED        ASSET        PAYMENTS       1997
                                                 ------------   ----------   --------   ---------------   --------   ------------
YEAR ENDED DECEMBER 31, 1997
Assumed obligations on closed leased
  facilities...................................    $    --       $ 8,002     $    --       $     --       $   (172)    $ 7,830
Consolidation of acquired facilities...........         --         2,521          --             --             --       2,521
Contracted lease payments exceeding current
  market costs.................................         --         1,473          --             --           (690)        783
Severance, relocation and other employee
  costs........................................         --         4,017          --             --             --       4,017
Provision for uncollectible receivable.........         --            --          --             --             --          --
Pension obligations............................         --         1,650          --             --             --       1,650
                                                   -------       -------     -------       --------       --------     -------
Total..........................................    $    --       $17,663     $    --       $     --       $   (862)    $16,801
                                                   =======       =======     =======       ========       ========     =======

------------------------------

(a) Accrued liabilities for surplus property in the amount of $9,564 as of December 31, 1999 relate to 28 leased office locations of the acquired companies that were either unutilized prior to the acquisition date or will be closed by December 31, 2000 in connection with the integration plans. The amount is based on the present value of minimum future lease obligations, net of estimated sublease income.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 5--BUSINESS COMBINATIONS (CONTINUED)
(b) Other costs associated with the consolidation of existing offices of acquired companies in the amount of $8,715 as of December 31, 1999 relate to termination costs of contracts relating to billing systems, external reporting systems and other contractual arrangements with third parties.

(c) Above market lease costs in the amount of $562 as of December 31, 1999 relate to the present value of contractual lease payments in excess of current market lease rates.

(d) Estimated severance payments, employee relocation expenses and other employee costs in the amount of $954 as of December 31, 1999 relate to estimated severance for terminated employees at closed locations, costs associated with employees transferred to continuing offices and other related costs. Employee groups affected include sales, service, administrative and management personnel at duplicate corporate headquarters and administrative personnel. As of December 31, 1999 the accrual related to approximately 48 employees including senior management, sales, service and administrative personnel. During the year ended December 31, 1999, payments of $4,987 were made to 43 members of senior management and employees for severance and charged against the reserve.

(e) Pension obligations in the amount of $1,658 were assumed in connection with the acquisition of Austin Knight.

    The Company continues to evaluate and assess the impact of duplicate responsibilities and office locations. In connection with the finalization of preliminary plans relating to purchased entities, additions to restructuring reserves within one year of the date of acquisition are treated as additional purchase price; costs incurred resulting from plan revisions made after the first year will be charged to operations in the period in which they occur.

NOTE 6--INTANGIBLES, NET

    Intangibles, net consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------    AMORTIZATION
                                                                1999       1998     PERIOD (YEARS)
                                                              --------   --------   --------------
Client lists, net of accumulated amortization of $6,349 and
  $5,709, respectively......................................  $ 14,376   $  9,981        5 to 30
Covenants not to compete, net of accumulated amortization of
  $2,905 and $2,551, respectively...........................     1,880      2,080        2 to  6
Excess of cost of investments over fair value of net assets
  acquired, net of accumulated amortization of $31,096 and
  $20,903, respectively.....................................   295,336    254,059        5 to 30
Other, net of accumulated amortization of $2,206 and $2,060,
  respectively..............................................       281        424        4 to 10
                                                              --------   --------
                                                              $311,873   $266,544
                                                              ========   ========

NOTE 7--SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest and income taxes amounted to the following:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
Interest.........................................  $15,884    $14,264    $14,519
Income taxes.....................................   13,287     13,136     15,818

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 7--SUPPLEMENTAL CASH FLOW INFORMATION (CONTINUED)
    In conjunction with business acquisitions, the Company used cash as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                    1999       1998       1997
                                                  --------   --------   --------
Fair value of assets acquired, excluding cash...  $47,044    $50,365    $156,182
Less: Liabilities assumed and created upon
  acquisition...................................  (19,034)   (13,386)    (72,522)
                                                  -------    -------    --------
Net cash paid...................................  $28,010    $36,979    $ 83,660
                                                  =======    =======    ========
Capital lease obligations incurred..............  $    75    $   217    $  5,884
                                                  =======    =======    ========

NOTE 8--FINANCING AGREEMENT

    The Company obtains its primary financing from a financial institution under a five year financing agreement as amended and restated on June 27, 1996, further amended on November 14, 1997, and amended and restated again on November 5, 1998 (the "Agreement"). Subsequent to the five year term, which expires on November 4, 2003, the Agreement provides for one year extensions subject to bank approval unless terminated by either party at least 90 days prior to expiration of the initial term or any renewal term. The Agreement, as amended, provides for borrowings of up to $185,000 at the Company's choice of either (1) the higher of
(a) prime rate or (b) Federal Funds rate less ( 1)/(2) of 1% or (2) LIBOR plus a margin determined by the ratio of the Company's debt to earnings before interest, taxes, depreciation and amortization (EBITDA) as defined in the Agreement. At December 31, 1999 the margin equaled 0.75%. Borrowings under the Agreement are based on 90% of eligible accounts receivable, which are amounts billed under 120 days old and amounts to be billed as defined in the Agreement. Substantially all of the assets of the Company are pledged as collateral for borrowings under the Agreement. The Agreement contains certain covenants which restrict, among other things, the ability of the Company to borrow, pay dividends, acquire businesses, guarantee debts of others and lend funds to affiliated companies and contains criteria on the maintenance of certain financial statement amounts and ratios, all as defined in the Agreement. The Agreement also provides for a fee on any unused portion of the commitment based upon a rate determined by the ratio of the Company's debt to EBITDA. At December 31, 1999, this rate equaled 0.20%. In addition, the Agreement provides for a declining termination fee of $1,000, $500, $0 for the annual periods ended November 5, 1999, 2000, and 2001, respectively. The outstanding principal under this agreement as of December 31, 1999 is approximately $91.2 million of which $17.2 million is reflected as a reduction to accounts receivable and $15.3 million is for letters of credit. See Notes 9 and 17.

    At December 31, 1999, the prime rate, Federal funds rate and one month LIBOR were 8.50%, 5.50% and 5.82% respectively, and borrowings outstanding were at a weighted average interest rate of 6.57%.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 9--LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
Borrowings under financing agreement (see Note 8)...........  $ 58,664   $ 97,720
Borrowings under other financing agreements, interest
  payable at rates varying from 5.0% to 9.2%, and
  collateralized by assets in certain foreign countries.....     9,717      8,251
Notes payable to former WHI stockholders dated February 27,
  1998, payable in three equal annual installments plus
  accrued interest bearing interest at 5.0%.................     1,324      4,892
Convertible subordinated promissory note issued by LAI in
  connection with an acquisition, dated January 2, 1998,
  payable in three equal annual installments plus accrued
  interest, bearing interest at 6.75%, and convertible into
  shares of common stock at each anniversary date at prices
  specified in the asset purchase agreement.................       417        833
Senior subordinated promissory note issued by System One
  with interest at 16% with 11% paid quarterly and 5%
  deferred and recorded as part of the principal amount due,
  payable in varying installments through 2006..............    18,164         --
Line of credit collateralized by System One's assets, due
  December 2001.............................................    10,738     13,550
Other acquisition notes payable, non-interest bearing,
  interest imputed at 6.7% to 8.0%, in varying installments
  through 2001..............................................     3,511      8,121
Capitalized lease obligations, payable with interest from 9%
  to 15%, in varying installments through 2001 (see Note
  14).......................................................     8,267      9,203
Term note payable, maturing February 1999...................        --     10,000
Term note payable in sixty consecutive monthly installments
  from July 1997 through June 2002, collateralized by
  transportation equipment and with interest at 8.43% for
  the first 36 months. Thereafter the interest rate will be
  based on two year U.S. Treasury Notes.....................        --      7,557
Notes payable, in varying monthly installments maturing
  through 2001, with interest at rates ranging from 6.5% to
  9.5%......................................................       364      2,862
                                                              --------   --------
                                                               111,166    162,989
Less: Current portion.......................................    11,068     16,267
                                                              --------   --------
                                                              $100,098   $146,722
                                                              ========   ========

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 9--LONG-TERM DEBT (CONTINUED)
    Long-term debt matures as follows:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
2001........................................................    $ 19,997
2002........................................................       1,333
2003........................................................      59,998*
2004........................................................       6,852
Thereafter..................................................      12,645
                                                                --------
                                                                $100,825**
                                                                ========

------------------------

* Of this amount, $58,664 is subject to one year extensions subsequent to 2003. See Note 8.

** Includes $727 of original issue discount, which is shown net in the consolidated balance sheet as of December 31, 1999.

NOTE 10--MINORITY INTERESTS

    In connection with an acquisition in 1990, a subsidiary of the Company issued 88,425 shares of nonvoting convertible 10% cumulative preferred stock in exchange for 176,850 shares (58%) of the outstanding common stock of the acquired company held by the acquired company's employee stock ownership trust. These shares were redeemed in January 1997 for a total of $3,133, which included a redemption premium of $133.

NOTE 11--REDEEMABLE PREFERRED STOCK

    During 1991, the Company sold 200,000 shares of 10.5% nonvoting cumulative preferred stock ($10.00 par value) to the Company's profit sharing plan for $2,000. These shares were redeemed in January 1997 for a total of $2,105, which included a redemption premium of $105.

NOTE 12--STOCKHOLDERS' EQUITY

(A) COMMON AND CLASS B COMMON STOCK

    Common and Class B common stock have identical rights except that each share of Class B common stock is entitled to ten votes and is convertible, at any time, at the option of the stockholder into one share of common stock.

    Effective February 29, 2000, a 2-for-1 stock split in the form of a stock dividend was paid. All share and per share amounts in the accompanying consolidated financial statements have been restated to give effect to the stock split.

(B) STOCK OPTIONS

    In January 1996, the Company's Board of Directors (the "Board") adopted the 1996 Employee Stock Option Plan (the "Stock Option Plan"), which provides for the issuance of both incentive stock options

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 12--STOCKHOLDERS' EQUITY (CONTINUED) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options, to purchase an aggregate of up to 1,800,000 shares (amended to 6,000,000 on April 27, 1998) of the common stock of the Company. The Stock Option Plan permits the granting of options to officers, employees and consultants of the Company, its subsidiaries and affiliates.

    Under the Stock Option Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company's capital stock on the date of grant). The exercise price of a nonqualified stock option must be not less than the par value of a share of the common stock on the date of grant. The term of an incentive or nonqualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Stock Option Plan provides that the maximum option grant which may be made to an executive officer in any calendar year is 90,000 shares (amended to 300,000 on June 25, 1997). At December 31, 1999, approximately 2,008,451 options were exercisable and 1,625,742 options are available for future grants.

    In January 1996, the Company also adopted a stock option plan for nonemployee directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 360,000 shares of common stock may be granted to nonemployee directors. Options granted under the Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. The Directors' Plan provides for an automatic grant to each of the Company's nonemployee directors of an option to purchase 22,500 shares of common stock on the date of such director's initial election or appointment to the Board. The options will have an exercise price of 100% of the fair market value of the common stock on the date of grant, have a ten-year term and become exercisable in accordance with a vesting schedule determined by the Board of Directors. At December 31, 1999, approximately 104,740 options were exercisable and 170,000 options were available for future grants

    In December 1998, the Company also adopted, subject to stockholder approval, a long-term incentive plan (the "1999 Plan"), pursuant to which stock options, stock appreciation rights, restricted stock and other equity based awards may be granted. Stock options which may be granted may be incentive stock options and nonqualified stock options within the meaning of the Code. The total number of shares of the common stock of the Company which may be granted under the 1999 Plan is the sum of 30,000,000 and the number of shares available for new awards under the Stock Option Plan. At December 31, 1999, approximately 1,138,556 options were exercisable and 17,427,886 options are available for future grants.

    The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions; risk-free interest rates of approximately 6.1%, 4.6% and 6.5% in 1999, 1998 and 1997, respectively; volatility factor of the expected market price of the Company's common stock of 46%, 24% and 27% in 1999, 1998 and 1997, respectively;

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 12--STOCKHOLDERS' EQUITY (CONTINUED) a weighted average expected life of the options of 8 years in 1999, 1998 and 1997; and no dividend yield in 1999, 1998 and 1997.

    Under the accounting provisions of SFAS 123, the Company's net income (loss) and net income (loss) per share would have been reduced to the pro forma amounts indicated below:

                                                                1999       1998       1997
                                                              --------   --------   --------
Net income (loss) applicable to common and Class B common
  stockholders..............................................  $(41,874)  $22,066    $46,628
Net income (loss) per common and Class B common share
  Basic.....................................................  $  (0.50)  $  0.27    $  0.61
  Diluted...................................................  $  (0.50)  $  0.26    $  0.60

    A summary of the status of the Company's fixed stock option plans as of December 31, 1999, 1998 and 1997, and changes during the years ending on those dates is presented.

                                     DECEMBER 31, 1999            DECEMBER 31, 1998            DECEMBER 31, 1997
                                ---------------------------   --------------------------   --------------------------
                                                WEIGHTED                     WEIGHTED                     WEIGHTED
                                                AVERAGE                      AVERAGE                      AVERAGE
                                  SHARES     EXERCISE PRICE    SHARES     EXERCISE PRICE    SHARES     EXERCISE PRICE
                                ----------   --------------   ---------   --------------   ---------   --------------
Outstanding at beginning of
  year........................   8,615,402       $12.12       5,659,600       $ 9.76       1,685,457        $3.93
Granted.......................  10,724,025        30.53       4,088,951        18.10       4,593,711        11.36
Exercised.....................  (2,323,242)        8.75        (488,224)        3.60        (218,670)        4.17
Forfeited/cancelled...........  (1,058,843)       20.50        (644,925)       35.83        (400,898)        6.59
                                ----------                    ---------                    ---------
Outstanding at end of year....  15,957,342       $24.43       8,615,402       $12.12       5,659,600        $9.76
                                ==========                    =========                    =========
Options exercisable at
  year-end....................   3,251,747       $12.16         768,594       $10.03         377,712        $3.63
                                ==========                    =========                    =========
Weighted average fair value of
  options granted during the
  year........................                   $18.74                       $ 5.86                        $3.28

The following table summarizes information about stock options outstanding at December 31, 1999.

        WEIGHTED               NUMBER            WEIGHTED AVERAGE            NUMBER
         AVERAGE           OUTSTANDING AT            REMAINING           EXERCISABLE AT
     EXERCISE PRICE       DECEMBER 31, 1999   CONTRACTUAL LIFE(YEARS)   DECEMBER 31, 1999
  ---------------------   -----------------   -----------------------   -----------------
  0.6$0 to $10.00....         2,717,510                 7.0                 1,855,625
  10.01 to 20.00....          3,354,182                 8.6                   939,662
  20.01 to 26.00....          5,334,754                 9.5                   338,680
  26.01 to 50.00....          4,531,930                 9.7                   102,680
  50.01 to 81.38....             18,966                 8.0                    15,100
                             ----------                                     ---------
                             15,957,342                                     3,251,747
                             ==========                                     =========

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13--PROVISION (BENEFIT) FOR INCOME TAXES

    The components of income (loss) before the provision (benefit) for income taxes, minority interests and equity in losses of affiliates are as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                    1999       1998       1997
                                                  --------   --------   --------
Domestic........................................  $(14,995)  $ 7,707    $27,198
Foreign.........................................    13,256    38,644     46,815
                                                  --------   -------    -------
Total income (loss) before provision (benefit)
  for income taxes, minority interests and
  equity in losses of affiliates................  $ (1,739)  $46,351    $74,013
                                                  ========   =======    =======

    The provision (benefit) for income taxes is as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
Current tax provision:
  U.S. Federal...................................  $   276    $ 1,073    $ 3,556
  State and local................................    1,062      1,611      3,037
  Foreign........................................   10,401     15,507      9,819
                                                   -------    -------    -------
Total current....................................   11,739     18,191     16,412
                                                   -------    -------    -------
  Deferred tax provision (benefit):
  U.S. Federal...................................   (1,110)     2,719      2,178
  State and local................................   (1,258)      (639)       550
  Foreign........................................   (2,463)    (3,387)     3,665
                                                   -------    -------    -------
Total deferred...................................   (4,831)    (1,307)     6,393
                                                   -------    -------    -------
Total provision..................................  $ 6,908    $16,884    $22,805
                                                   =======    =======    =======

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13--PROVISION (BENEFIT) FOR INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are below:

                                                              DECEMBER 31,
                                                           -------------------
                                                             1999       1998
                                                           --------   --------
Current deferred tax assets (liabilities):
  Earned commissions.....................................  $ (4,945)  $(5,124)
  Allowance for doubtful accounts........................     8,241     6,699
  Work-in-process........................................    (5,668)   (5,224)
  Prepaid and other......................................      (121)     (692)
  Accrued expenses and other liabilities.................     6,699         9
  Accrued compensation...................................     2,746      (418)
  Tax loss carryforwards.................................     3,405     1,079
                                                           --------   -------
Total current deferred tax asset (liability).............    10,357    (3,671)
                                                           --------   -------
Noncurrent deferred tax assets (liabilities):
  Property and equipment.................................    (2,143)   (2,299)
  Intangibles............................................    12,753    (1,344)
  Accrued expenses and other liabilities.................       639     3,768
  Accrued rent...........................................       430       499
  Deferred compensation..................................     3,899     3,213
  Tax loss carryforwards.................................    20,611     8,405
  Valuation allowance....................................   (10,952)   (3,128)
                                                           --------   -------
Total noncurrent deferred tax asset......................    25,237     9,114
                                                           --------   -------
Net deferred tax asset...................................  $ 35,594   $ 5,443
                                                           ========   =======

    At December 31, 1999, the Company has net operating loss carryforwards for U.S. Federal tax purposes of approximately $50 million which expire through 2019 and operating loss carryfowards in the United Kingdom and Australia of approximately $8.3 million and $1.3 million, respectively. The Company has concluded that, based on expected future results, the future reversals of existing taxable temporary differences, the tax benefits derived from the exercise of nonqualified employee stock options, the amortization of benefits from taxable poolings and the loss carryforwards of certain subsidiaries, which are only usable by such subsidiary, there is no reasonable assurance that the entire tax benefit can be used. Accordingly, a valuation allowance has been established. The deferred tax benefits from taxable poolings and the tax benefits derived from the exercise of nonqualified stock options, net of the valuation allowance, were recorded as additional paid-in capital.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 13--PROVISION (BENEFIT) FOR INCOME TAXES (CONTINUED)
    The provision for income taxes differs from the amount computed using the Federal statutory income tax rate as follows:

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
Provision (benefit) at Federal statutory rate....  $  (500)   $16,221    $24,956
State income taxes, net of Federal income tax
  effect.........................................     (347)       672      1,945
Nondeductible expenses(1)........................    9,151      5,462      1,429
Nondeductible special charge.....................                 438        510
                                                       ---
Foreign income taxes at other than the Federal
  statutory rate.................................     (199)    (1,656)       583
Profits of pooled entities taxed directly to
  owners.........................................   (2,883)    (3,774)    (5,719)
Increase in valuation allowance of pooled
  entities.......................................    1,109        173         12
Other............................................      577       (652)      (911)
                                                   -------    -------    -------
Income tax provision.............................  $ 6,908    $16,884    $22,805
                                                   =======    =======    =======

------------------------

(1) Primarily due to nondeductible (i) merger costs of $12.5 million, $6.9 million and $0, respectively which at the Federal statutory rate would have equated to a tax benefit of $4.4 million, $2.4 million and $0, respectively,
    (ii) amortization of intangible assets and (iii) meals & entertainment expenses.

    Provision has not been made for U.S. or additional foreign taxes on undistributed earnings of foreign subsidiaries. Such earnings have been and will continue to be reinvested but could become subject to additional tax if they were remitted as dividends, or were loaned to the Company or a U.S. affiliate, or if the Company should sell its stock in the foreign subsidiaries. It is not practicable to determine the amount of additional tax, if any, that might be payable on the foreign earnings; however, the Company believes that foreign tax credits would substantially offset any U.S. tax. At December 31, 1999, the cumulative amount of reinvested earnings was approximately $26.0 million.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 14--COMMITMENTS AND CONTINGENCIES

(A) LEASES

    The Company leases its facilities and certain equipment under operating leases and certain equipment under capital leases. Future minimum lease commitments under both noncancellable operating leases and capital leases at December 31, 1999 are as follows:

                                                            CAPITAL    OPERATING
                                                             LEASES     LEASES
                                                            --------   ---------
2000......................................................   $4,298    $ 45,260
2001......................................................    2,561      43,921
2002......................................................    1,356      36,891
2003......................................................      894      31,145
2004......................................................        9      27,275
Thereafter................................................       --     101,536
                                                             ------    --------
                                                              9,118    $286,028
                                                                       ========
Less: Amount representing interest........................      851
                                                             ------
Present value of minimum lease payments...................    8,267
Less: Current portion.....................................    4,298
                                                             ------
                                                             $3,969
                                                             ======

    Rent and related expenses under operating leases amounted to $44,471, $30,619, and $26,861 for the years ended December 31, 1999, 1998 and 1997, respectively.

    In February 2000 the Company signed a lease to occupy 84,342 square feet located at 205 Hudson Street, New York, New York to house the Interactive operations of its Recruitment Advertising division and Yellow Page division, which includes IN2. The lease will commence upon the completion of a work order and expires in 2010. Monthly payments under the new lease will be $170,441 through August 31, 2005 and $198,555 through the remainder of the lease and will escalate during the terms of the lease. This space allows for the future expansion of these and other Interactive operations of the Company.

(B) CONSULTING, EMPLOYMENT AND NON-COMPETE AGREEMENTS

    The Company has entered into various consulting, employment and non-compete agreements with certain management personnel, executive search consultants and former owners of acquired businesses. These agreements are generally two to five years in length, with one for a term of fifteen years and two providing aggregate annual lifetime payments of approximately $135.

    The Company has entered into an amended employment agreement with Andrew J. McKelvey, effective November 15, 1996, for a term ending on November 14, 2001. The agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to the expiration of the then current term. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and CEO of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, Mr. McKelvey is entitled to a base salary of $1,500 per year and until November 1998, when his agreement was amended, was

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 14--COMMITMENTS AND CONTINGENCIES (CONTINUED) entitled to mandatory quarterly bonuses of $375. Mr. McKelvey waived such bonuses. On May 1, 1999, the Company and Mr. McKelvey further amended the employment agreement to provide for an annual base salary of $500 and an annual bonus, based on exceeding earnings per share targets, not to exceed $500.
Mr. McKelvey was paid $834 in 1999. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days' prior written notice for any reason. The agreement also provides that in the event Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary for the remaining term of the agreement at the times it would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary for a period of 180 days after any such termination at the times it would have been payable had he remained employed. The agreement also contains confidentially provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.

    Such agreements provide for the following aggregate annual payments:

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
2000........................................................     $11,009
2001........................................................       7,596
2002........................................................       2,863
2003........................................................       1,956
2004........................................................       1,290
Thereafter..................................................       1,098
                                                                 -------
                                                                 $25,812
                                                                 =======

(C) EMPLOYEE BENEFIT PLANS

    The Company has a 401(k) profit sharing plan covering all eligible employees. Employer matching contributions, which are a maximum of 2% of payroll of participating employees, amounted to $1,175, $924 and $813 for the years ended December 31, 1999, 1998 and 1997, respectively. LAI maintains a defined contribution profit sharing plan covering substantially all employees. In August 1998, the plan was amended to add a 401(k) savings and company matching feature. LAI profit sharing and matching contributions are discretionary and are funded annually as approved by the LAI Board of Directors. For the years ended December 31, 1999 and 1998, as reported herein, employer matching contributions for LAI amounted to $437 and $1,600, respectively. Effective January 1, 2000, LAI employees began contributing to the TMP plan. The LAI plan will be combined with TMP's plan during 2000.

    Outside of the United States, the Company has employee benefit plans in the countries in which it operates. The cost of these plans amounted to $6,234, $5,102 and $4,438 for the years ended December 31, 1999, 1998 and 1997, respectively.

    LAI has deferred compensation agreements with 58 employees and former employees. Under the terms of the agreements, employees are eligible to make annual elections, on calendar year basis, to defer

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 14--COMMITMENTS AND CONTINGENCIES (CONTINUED) a portion of their compensation. This compensation, together with accrued interest, is paid upon termination of the agreements, as defined. Effective January 1, 1999, the plan was amended to prohibit future deferrals of compensation to the plan. The present value of the obligation is recorded as a long-term liability in the accompanying consolidated balance sheets and was $9,786 at December 31, 1999. Interest is earned on deferred amounts at a rate determined annually by LAI (6.25% at December 31, 1999).

(D) LITIGATION

    The Company is subject to various claims, suits and complaints arising in the ordinary course of business. Although the outcome of these legal matters cannot be determined, it is the opinion of management that the final resolution of these matters will not have a material adverse effect on the Company's financial condition, operations or liquidity.

    M & B has had proceedings issued against it in New Zealand for an amount of $3,400. These proceedings relate to the acquisition of the claimant's business in New Zealand prior to Morgan & Banks New Zealand Limited becoming a controlled entity of the M & B group. The parties have engaged in significant discovery. The directors of M & B are of the opinion that the claim is without substance and, accordingly, the action is being vigorously defended.

(E) AOL MARKETING AGREEMENT

    On December 1, 1999, the Company entered into a content and marketing arrangement with America Online, Inc. Pursuant to this arrangement, the Company's flagship Interactive property, Monster.com(sm), for the payment of $100 million over four years, would be the exclusive provider of career search services in the United States and Canada for four years to AOL members, currently over 21 million, across seven AOL properties, including the AOL Service, AOL Canada, Compuserve, ICQ, AOL.com, Netscape and Digital City. The $100 million will be expensed pro rata over the four year life of the agreement pursuant to the number of impressions contracted per year as a percent of the total impressions anticipated over the life of the agreement.

(F) OTHER

    (i) The Company is contingently liable on a note of the Principal Stockholder in the amount of approximately $1,600.

    (ii) The majority stockholder of an unconsolidated equity investee has an agreement which requires the Company to purchase his interest, based on a formula value, upon death. The value of his shares at December 31, 1999 is approximately $6,200 based on the formula.

NOTE 15--RELATED PARTY TRANSACTIONS

    (A) The Company charged management and other fees to affiliates for services provided of approximately $1,257, $651 and $788 for the years ended December 31, 1999, 1998, and 1997, respectively. Such fees are reflected as a reduction of salaries and related costs in the accompanying consolidated statements of operations.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 15--RELATED PARTY TRANSACTIONS (CONTINUED)
    (B) In January 1994, the Company acquired a 50% interest in an agency selling real estate advertising. In connection with this acquisition, the Company agreed to provide the agency with certain office and administrative services which amounted to $321 for the nine months ended September 31, 1997 at which time the arrangement was terminated.. The Company also entered into three-year employment and consulting agreements with the two other stockholders of the agency and granted them the right to convert their agency shares into Company shares after an initial public offering. That conversion right, as amended, provided that those two stockholders may convert 25% of the agency's stock into unregistered common stock of the Company with a total value of $1,000 as of the effective date of conversion. The conversion was exercised in February 1997 and 123,696 shares of common stock were issued to these stockholders pursuant to the above agreement. Simultaneously, the Company transferred to such stockholders 50% of its interest in the agency, thus retaining a 25% interest and terminated its obligation to provide office and administrative services effective October 1, 1997.

    (C) The Company leases an office from an entity in which the Principal Stockholder and other stockholders have a 90% ownership interest. Annual rent expense under the lease, which expires in the year 2004, amounts to approximately $554.

    (D) Beginning in June 1999, the Company periodically used the services of an aircraft from a company owned by the Principal Stockholder, and in connection therewith, $215 was paid through December 1999.

NOTE 16--SEGMENT AND GEOGRAPHIC DATA

    The Company operates in five business segments: Interactive (including Monster.com(sm) and MonsterMoving.com(sm)), Recruitment Advertising, Selection & Temporary Contracting, Executive Search and Yellow Pages Advertising which now also includes full service interactive advertising and marketing technology services through IN2. Operations are conducted in several geographic regions:
North America, the Asia/Pacific Region (primarily Australia and New Zealand), the United Kingdom and Continental Europe. The following is a summary of the Company's operations by business segment and by geographic region, for the years ended December 31, 1999, 1998 and 1997. Overhead is allocated based on retroactively restated commissions and fees.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                               INTERACTIVE                                  SELECTION &                 YELLOW
                                 ---------------------------------------      RECRUITMENT    TEMPORARY    EXECUTIVE      PAGE
INFORMATION BY BUSINESS SEGMENT  MONSTER.COM(SM)   MONSTERMOVING.COM(SM)      ADVERTISING   CONTRACTING    SEARCH     ADVERTISING
-------------------------------  ---------------   ---------------------      -----------   -----------   ---------   -----------
Year ended December 31, 1999
Commissions and fees:
  Traditional sources.........      $     --              $    --              $181,228      $269,008     $173,277      $101,294
  Interactive.................       112,323                6,393                13,352         6,447           --         5,885
                                    --------              -------              --------      --------     --------      --------
Total commissions and fees....       112,323                6,393               194,580       275,455      173,277       107,179
                                    --------              -------              --------      --------     --------      --------
Operating expenses:
  Salaries & related costs,
    office & general expenses
    and CEO bonus.............            --                   --               158,643       236,225      173,004        61,649
  Interactive expenses(a).....       102,303                8,645                11,475         9,358        9,573         5,863
  Merger & integration costs...           --                   --                13,442        10,082       36,791         2,739
  Restructuring charges.......            --                   --                    --            --        2,789            --
  Amortization of
    intangibles...............           236                   17                 6,226         2,538          971         2,544
                                    --------              -------              --------      --------     --------      --------
Total operating expenses......       102,539                8,662               189,786       258,203      223,128        72,795
                                    --------              -------              --------      --------     --------      --------
Operating income (loss):
  Traditional sources.........            --                   --                 2,917        20,163      (40,278)       34,362
  Interactive.................         9,784               (2,269)                1,877        (2,911)      (9,573)           22
                                    --------              -------              --------      --------     --------      --------
Total operating income
 (loss).......................      $  9,784              $(2,269)             $  4,794      $ 17,252     $(49,851)     $ 34,384
                                    ========              =======              ========      ========     ========      ========
Total other expense, net......             *                    *                     *             *            *             *
Loss before provision for
 income taxes, minority
 interests and equity in losses
 of affiliates................             *                    *                     *             *            *             *
Total assets..................      $ 96,636              $ 6,052              $412,188      $232,793     $ 90,547      $215,012
                                    ========              =======              ========      ========     ========      ========


INFORMATION BY BUSINESS SEGMENT    TOTAL
-------------------------------  ----------
Year ended December 31, 1999
Commissions and fees:
  Traditional sources.........   $  724,807
  Interactive.................      144,400
                                 ----------
Total commissions and fees....      869,207
                                 ----------
Operating expenses:
  Salaries & related costs,
    office & general expenses
    and CEO bonus.............      629,521
  Interactive expenses(a).....      147,217
  Merger & integration costs...      63,054
  Restructuring charges.......        2,789
  Amortization of
    intangibles...............       12,532
                                 ----------
Total operating expenses......      855,113
                                 ----------
Operating income (loss):
  Traditional sources.........       17,164
  Interactive.................       (3,070)
                                 ----------
Total operating income
 (loss).......................       14,094

Total other expense, net......      (15,833)
                                 ----------
Loss before provision for
 income taxes, minority
 interests and equity in losses
 of affiliates................   $   (1,739)
                                 ==========
Total assets..................   $1,053,228
                                 ==========

------------------------------

a Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                   INTERACTIVE                                  SELECTION &
                                     ---------------------------------------      RECRUITMENT    TEMPORARY    EXECUTIVE
INFORMATION BY BUSINESS SEGMENT      MONSTER.COM(SM)   MONSTERMOVING.COM(SM)      ADVERTISING   CONTRACTING    SEARCH
-------------------------------      ---------------   ---------------------      -----------   -----------   ---------
Year ended December 31, 1998
Total commissions and fees:
  Traditional sources..............      $    --              $   --               $180,774      $208,028     $195,268
  Interactive......................       48,544               1,711                  2,436           245           --
                                         -------              ------               --------      --------     --------
Total commissions and fees.........       48,544               1,711                183,210       208,273      195,268
                                         -------              ------               --------      --------     --------
Operating expenses:
  Salaries & related costs, office
    & general expenses and CEO
    special bonus..................           --                  --                161,572       181,462      184,993
  Interactive expenses(a)..........       49,014               1,931                  1,977            68           --
  Merger & integration costs.......           --                  --                  2,004         9,445       10,367
  Restructuring charges............           --                  --                     --                      3,543
                                                                                                      ---
  Amortization of intangibles......          234                  10                  5,626         1,331          965
                                         -------              ------               --------      --------     --------
Total operating expenses...........       49,248               1,941                171,179       192,306      199,868
                                         -------              ------               --------      --------     --------
Operating income (loss):
  Traditional sources..............           --                  --                 11,572        15,790       (4,600)
  Interactive......................         (704)               (230)                   459           177           --
                                         -------              ------               --------      --------     --------
Total operating income (loss)......      $  (704)             $ (230)              $ 12,031      $ 15,967     $ (4,600)
                                         =======              ======               ========      ========     ========
Total other expense, net...........            *                   *                      *             *            *
Income before provision for income
  taxes, minority interests and
  equity in losses of affiliates...            *                   *                      *             *            *
Total assets.......................      $35,927              $  424               $263,191      $148,828     $148,894
                                         =======              ======               ========      ========     ========

                                       YELLOW
                                        PAGE
INFORMATION BY BUSINESS SEGMENT      ADVERTISING    TOTAL
-------------------------------      -----------   --------
Year ended December 31, 1998
Total commissions and fees:
  Traditional sources..............   $106,455     $690,525
  Interactive......................      1,056       53,992
                                      --------     --------
Total commissions and fees.........    107,511      744,517
                                      --------     --------
Operating expenses:
  Salaries & related costs, office
    & general expenses and CEO
    special bonus..................     64,431      592,458
  Interactive expenses(a)..........        760       53,750
  Merger & integration costs.......        596       22,412
  Restructuring charges............                   3,543
                                           ---
  Amortization of intangibles......      2,904       11,070
                                      --------     --------
Total operating expenses...........     68,691      683,233
                                      --------     --------
Operating income (loss):
  Traditional sources..............     38,524       61,286
  Interactive......................        296           (2)
                                      --------     --------
Total operating income (loss)......   $ 38,820       61,284
                                      ========
Total other expense, net...........          *      (14,933)
                                                   --------
Income before provision for income
  taxes, minority interests and
  equity in losses of affiliates...          *     $ 46,351
                                                   ========
Total assets.......................   $298,417     $895,681
                                      ========     ========

------------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                  INTERACTIVE                                  SELECTION &
                                    ---------------------------------------      RECRUITMENT    TEMPORARY    EXECUTIVE
INFORMATION BY BUSINESS SEGMENT     MONSTER.COM(SM)   MONSTERMOVING.COM(SM)      ADVERTISING   CONTRACTING    SEARCH
-------------------------------     ---------------   ---------------------      -----------   -----------   ---------
Year ended December 31, 1997
Total commissions and fees:
  Traditional sources.............      $    --               $  --               $136,758      $180,016     $168,107
  Interactive.....................       18,974                 275                  2,206            --           --
                                        -------               -----               --------      --------     --------
Commissions and fees..............       18,974                 275                138,964       180,016      168,107
                                        -------               -----               --------      --------     --------
Operating expenses:
  Salaries & related costs, office
    & general expenses and CEO
    bonus.........................           --                  --                125,073       157,901      143,335
  Interactive expenses(a).........       25,237                 399                  1,793            --           --
  Amortization of intangibles.....          167                   3                  3,850           593          157
                                        -------               -----               --------      --------     --------
Total operating expenses..........       25,404                 402                130,716       158,494      143,492
                                        -------               -----               --------      --------     --------
Operating income (loss):
  Traditional sources.............           --                  --                  7,835        21,522       24,615
  Interactive.....................       (6,430)               (127)                   413            --           --
                                        -------               -----               --------      --------     --------
Total operating income (loss).....      $(6,430)              $(127)              $  8,248      $ 21,522     $ 24,615
                                        =======               =====               ========      ========     ========
Total other expense, net..........            *                   *                      *             *            *
Income before provision for income
  taxes, minority interests and
  equity in losses of
  affiliates......................            *                   *                      *             *            *
Total assets......................      $14,565               $  98               $252,109      $141,230     $137,203
                                        =======               =====               ========      ========     ========

                                      YELLOW
                                       PAGE
INFORMATION BY BUSINESS SEGMENT     ADVERTISING    TOTAL
-------------------------------     -----------   --------
Year ended December 31, 1997
Total commissions and fees:
  Traditional sources.............   $103,941     $588,822
  Interactive.....................        485       21,940
                                     --------     --------
Commissions and fees..............    104,426      610,762
                                     --------     --------
Operating expenses:
  Salaries & related costs, office
    & general expenses and CEO
    bonus.........................     66,059      492,368
  Interactive expenses(a).........        351       27,780
  Amortization of intangibles.....      2,143        6,913
                                     --------     --------
Total operating expenses..........     68,553      527,061
                                     --------     --------
Operating income (loss):
  Traditional sources.............     35,739       89,711
  Interactive.....................        134       (6,010)
                                     --------     --------
Total operating income (loss).....   $ 35,873       83,701
                                     ========
Total other expense, net..........          *       (9,688)
                                                  --------
Income before provision for income
  taxes, minority interests and
  equity in losses of
  affiliates......................          *     $ 74,013
                                                  ========
Total assets......................   $259,311     $804,516
                                     ========     ========

------------------------------

(a) Is comprised of salaries & related, office & general, marketing & promotion and allocated overhead.

*   Not allocated.

                      TMP WORLDWIDE INC. AND SUBSIDIARIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 16--SEGMENT AND GEOGRAPHIC DATA (CONTINUED)

                                                          ASIA-      UNITED    CONTINENTAL
INFORMATION BY GEOGRAPHIC REGION        NORTH AMERICA    PACIFIC    KINGDOM      EUROPE       TOTAL
--------------------------------        -------------   ---------   --------   -----------   --------
Year ended December 31, 1999
Commissions and fees..................     $483,466     $161,643    $132,594     $91,504     $869,207
Income (loss) before taxes, minority
  interests and equity in earnings of
  affiliates..........................       (5,407)       9,042      (9,712)      4,338       (1,739)
Long-lived assets.....................      166,203       38,283     108,797      79,429      392,712

Year ended December 31, 1998
Commissions and fees..................     $419,370     $131,906    $135,571     $57,670     $744,517
Income before taxes, minority
  interests and equity in earnings of
  affiliates..........................       26,301       16,085       2,211       1,754       46,351
Long-lived assets.....................      156,867       32,918     110,656      48,089      348,530

Year ended December 31, 1997
Commissions and fees..................     $353,103     $113,620    $120,654     $23,385     $610,762
Income before taxes, minority
  interests and equity in earnings of
  affiliates..........................       40,896       17,560      11,015       4,542       74,013
Long-lived assets.....................      144,121       33,054     101,094      21,844      300,113

NOTE 17--SUBSEQUENT EVENTS

    On February 2, 2000, the Company completed a follow-on public offering of an aggregate of 8,000,000 shares of common stock at a purchase price of $77 5/16 per share. The public offering was managed by Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Salomon Smith Barney Inc., Deutsche Bank Securities Inc., PaineWebber Incorporated, and U.S. Bancorp Piper Jaffray Inc. Net proceeds from this offering were $594.2 million and $82 million was used to pay down debt on the Company's credit line. The remainder will be used for strategic equity investments and general corporate purposes.

    On February 16, 2000 the Company completed its previously announced acquisition of the HW Group PLC ("HW") whereby the Company acquired all of the outstanding stock of HW in a stock for stock transaction and issued approximately 716,000 shares of TMP common stock. HW is a recruitment consultancy firm based in the UK specializing in the financial and legal markets with a presence in executive, information technology and international recruitment disciplines. HW places both permanent and contract professional staff across a broad range of sectors and clients. This transaction has been accounted for as a poolings of interests in February and March 2000.

    Effective February 29, 2000, a 2-for-1 stock split, in the form of a stock dividend was paid. All share and per share amounts in the accompanying consolidated financial statements have been restated to give effect to the stock split.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    The audits referred to in our report dated June 26, 2000, relating to the supplemental consolidated financial statements of TMP Worldwide Inc. and Subsidiaries, included the audits of the supplemental consolidated financial statement schedule listed in the accompanying index. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the supplemental consolidated financial statement schedule based upon our audits. We did not audit the financial statement schedule of LAI Worldwide, Inc. and subsidiaries which was combined with the Company's supplemental financial statement schedule. That financial statement schedule was audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for LAI Worldwide, Inc., and subsidiaries is based solely on the report of the other auditor.

    In our opinion, based on our audits and the report of the other auditor, the supplemental consolidated financial statement schedule presents fairly, in all material respects, the information set forth therein.

                                                       /s/ BDO SEIDMAN, LLP
                                                       ---------------------------------------------
                                                       BDO Seidman, LLP

New York, New York
June 26, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To LAI Worldwide, Inc.:

    We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of LAI Worldwide, Inc. (not presented separately herein) and have issued our report thereon dated April 7, 1999. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statements and supplementary data is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule, as it pertains to the 1997 and 1998 data related to LAI Worldwide, Inc., has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                        ARTHUR ANDERSEN LLP

Tampa, Florida
April 7, 1999

                            SUPPLEMENTAL SCHEDULE II
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                COLUMN A                    COLUMN B       COLUMN C ADDITIONS       COLUMN D     COLUMN E
                --------                  ------------   -----------------------   ----------   ----------
                                           BALANCE AT    CHARGED TO   CHARGED TO                BALANCE AT
                                          BEGINNING OF   COSTS AND      OTHER                     END OF
DESCRIPTIONS                                 PERIOD       EXPENSES     ACCOUNTS    DEDUCTIONS     PERIOD
------------                              ------------   ----------   ----------   ----------   ----------
Allowance for doubtful accounts
  Year ended December 31, 1997..........     $10,132       $ 4,211      $ 3,326(1)   $ 3,128      $14,541
  Year ended December 31, 1998..........     $14,541       $ 6,394      $ 1,780      $ 4,123      $18,592
  Year ended December 31, 1999..........     $18,592       $14,527      $   283      $ 7,887      $25,515
Accrued integration and restructuring
  reserves
  Year ended December 31, 1997..........     $    --       $    --      $17,663      $   862      $16,801
  Year ended December 31, 1998..........     $16,801       $ 3,543      $10,020      $13,617      $16,747
  Year ended December 31, 1999..........     $16,747       $38,401      $ 3,381      $37,076      $21,453

------------------------

(1) Initial reserves of acquired companies.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       TMP WORLDWIDE INC.
                                                       (REGISTRANT)
                                                       By:  /s/ BART CATALANE
                                                            -----------------------------------------
                                                            Bart Catalane
                                                            CHIEF FINANCIAL OFFICER
                                                            (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                            OFFICER)

Dated: July 21, 2000

                               INDEX TO EXHIBITS

EXHIBITS
--------
  23.1         Consent of BDO Seidman, LLP.

  23.2         Consent of Pannell Kerr Forster.

  23.3         Consent of Arthur Andersen LLP.

  23.4         Consent of Deloitte & Touche LLP.

   27          Restated Financial Data Schedules

           27.1         Three months ended March 31, 2000.

           27.2         Three months ended March 31, 1999.

           27.3         Year ended December 31, 1999.

           27.4         Year ended December 31, 1998.

           27.5         Year ended December 31, 1997.